                                                                  EXHIBIT 10.6


                          USS RECEIVABLES COMPANY, LTD.

                    UNITED STATIONERS FINANCIAL SERVICES LLC,
                                  as Servicer,

                         PNC BANK, NATIONAL ASSOCIATION,
                                as Administrator,

                       MARKET STREET FUNDING CORPORATION,
                             as Committed Purchaser,

                                       and

                            THE CHASE MANHATTAN BANK,
                    as Trustee and as Securities Intermediary

                               ------------------

                              AMENDED AND RESTATED
                            SERIES 2000-2 SUPPLEMENT

                             Dated as of May 1, 2001

                                       to

                              AMENDED AND RESTATED
                                POOLING AGREEMENT

                             Dated as of May 1, 2001

                               ------------------

                   UNITED STATIONERS RECEIVABLES MASTER TRUST

================================================================================

                                         TABLE OF CONTENTS

                                                                                                          PAGE
ARTICLE I      DEFINITIONS................................................................................. -1-

ARTICLE II     DESIGNATION OF CERTIFICATES; PURCHASE AND SALE OF
               THE VFC CERTIFICATES........................................................................-20-
       SECTION 2.1.             Designation................................................................-20-
       SECTION 2.2              The Series 2000-2 Interests................................................-20-
       SECTION 2.3.             Purchases of Interests in the VFC Certificates.............................-21-
       SECTION 2.4.             Delivery...................................................................-21-
       SECTION 2.5.             Procedure for Initial Issuance and for Increasing the Series
                                2000-2 Invested Amount.....................................................-21-
       SECTION 2.6.             [Reserved].................................................................-23-
       SECTION 2.7.             Procedure for Decreasing the Series 2000-2 Invested Amount;
                                Optional Termination.......................................................-23-
       SECTION 2.9.             Interest, Fees.............................................................-24-
       SECTION 2.10.            Indemnification by the Company and the Servicer............................-25-

ARTICLE III         ARTICLE III OF THE AGREEMENT...........................................................-26-
       SECTION 3A.2             ...........................................................................-27-
       SECTION 3A.3.            Allocations................................................................-28-
       SECTION 3A.4.            Determination of Series 2000-2 Monthly Interest............................-29-
       SECTION 3A.5.            Determination of Series 2000-2 Monthly Principal...........................-30-
       SECTION 3A.6.            Applications...............................................................-31-

ARTICLE IV DISTRIBUTIONS AND REPORTS.......................................................................-33-
       SECTION 4A.1.            Distributions..............................................................-33-
       SECTION 4A.2.            Reserved...................................................................-33-
       SECTION 4A.3.            Statements and Notices.....................................................-33-

ARTICLE V           ADDITIONAL EARLY AMORTIZATION EVENTS...................................................-34-
       SECTION 5.1.             Additional Early Amortization Events.......................................-34-

ARTICLE VI          SERVICING FEE .........................................................................-37-
       SECTION 6.1.             Servicing Compensation.....................................................-37-

ARTICLE VII CHANGE IN CIRCUMSTANCES........................................................................-38-
       SECTION 7.1.             Illegality ................................................................-38-
       SECTION 7.2.             Increased Costs ...........................................................-38-
       SECTION 7.3.             Taxes . ...................................................................-39-
       SECTION 7.4.             Break Funding Payments . ..................................................-41-

       SECTION 7.5.             Mitigation Obligations.....................................................-41-

ARTICLE VIII REPRESENTATIONS AND WARRANTIES, COVENANTS.....................................................-42-
       SECTION 8.1.             Representations and Warranties of the Company and the Service..............-42-
       SECTION 8.2.             Covenants of the Company and the Servicer..................................-42-
       SECTION 8.3.             Covenants of the Servicer..................................................-43-
       SECTION 8.4.             Obligations Unaffected.....................................................-43-

ARTICLE IX          CONDITIONS PRECEDENT ..................................................................-44-
       SECTION 9.1.             Conditions Precedent to Effectiveness of Supplement .......................-44-

ARTICLE X           [Reserved] ............................................................................-46-

ARTICLE XI          MISCELLANEOUS . .......................................................................-47-
       SECTION 11.1.            Ratification of Agreement .................................................-47-
       SECTION 11.2.            Governing Law .............................................................-47-
       SECTION 11.3.            Further Assurances ........................................................-48-
       SECTION 11.4.            Payments ..................................................................-48-
       SECTION 11.5.            Costs and Expenses . ......................................................-48-
       SECTION 11.6.            No Waiver, Cumulative Remedies . ..........................................-48-
       SECTION 11.7.            Amendments ................................................................-48-
       SECTION 11.8.            Severability ..............................................................-49-
       SECTION 11.9.            Notices . .................................................................-49-
       SECTION 11.10.           Successors and Assigns ....................................................-50-
       SECTION 11.11.           Securities Laws; Assignments . ............................................-51-
       SECTION 11.12.           [Reserved] ................................................................-52-
       SECTION 11.13.           Counterparts . ............................................................-52-
       SECTION 11.14.           No Bankruptcy Petition ....................................................-52-

ARTICLE XII         FINAL DISTRIBUTIONS . .................................................................-53-
       SECTION 12.1.            Certain Distributions .....................................................-53-

EXHIBITS

Exhibit A            VFC Certificate, Series 2000-2
Exhibit B            Form of [Assignment] [Participation] Certification
Exhibit C            Reserved.
Exhibit D            Form of UCC Certificate of United Stationers Supply Co.
Exhibit E            Form of Notice of Increase
Exhibit F            Form of Monthly Settlement Statement
Exhibit G            Form of Commitment Transfer Supplement

SCHEDULES

Schedule 1           Commitments

          AMENDED AND RESTATED SERIES 2002 SUPPLEMENT, dated as of May 1, 2001 (as amended, supplemented or otherwise modified from time to time, this ("SUPPLEMENT"), among USS Receivables Company, Ltd., a Cayman Islands limited liability company (the "COMPANY"), United Stationers Financial Services LLC ("USFS"), as servicer (except where otherwise noted) (in such capacity, the "SERVICER"), Market Street Funding Corporation, a Delaware corporation (including its successors and assigns, the "COMMITTED PURCHASER"), PNC Bank, National Association, a national banking association ("PNC"), in its capacity as administrator (the "ADMINISTRATOR"), and The Chase Manhattan Bank, in its capacity as Trustee (the "TRUSTEE") and as Securities Intermediary (the "SECURITIES INTERMEDIARY") under the Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, the Company, the Servicer and the Trustee have entered into an Amended and Restated Pooling Agreement, dated as of May 1, 2001 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT"; capitalized terms used herein and not otherwise defined are used as defined in the Agreement);

          WHEREAS, the Company, USSC, as the initial Servicer, the Committed Purchaser, the Administrator and the Trustee and Securities Intermediary are parties to that certain Series 2000-2 Supplement, dated as of March 31, 2000 (as amended or otherwise modified prior to the date hereof, the "ORIGINAL SUPPLEMENT");

          WHEREAS, the parties hereto desire to amend and restate the Original Supplement in its entirety; and

          WHEREAS, the Committed Purchaser and the Administrator desire to evidence their consent to the execution and delivery of the Agreement, the Servicing Agreement, the USFS Receivables Sale Agreement and the Amended and Restated Receivables Sale Agreement and the other Transaction Documents being executed concurrently herewith, which consent shall be evidenced by their execution of this Supplement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. DEFINITIONS. The following words and phrases shall have the following meanings with respect to Series 2000-2 and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

               "ACCRUAL PERIOD" shall mean the period from and including a Distribution Date, or, in the case of the initial Accrual Period, the Issuance Date, to but excluding the succeeding Distribution Date.

               "ACCRUED EXPENSE AMOUNT" shall mean, for each Business Day during an Accrual Period, the sum of (i) the Daily Interest Deposit for such Business Day, (ii) the Daily Commitment Fee Deposit for such Business Day, (iii) the Daily Utilization Fee Deposit for such Business Day,
          (iv) the Daily Servicing Fee Deposit for such Business Day and (v) all Program Costs which have accrued since the preceding Business Day.

               "ADDITIONAL INTEREST" shall have the meaning assigned in subsection 3A.4(c).

               "ADMINISTRATOR" shall have the meaning specified in the introductory paragraph hereto.

               "AFFECTED PART" means any of the Committed Purchaser, any Liquidity Purchaser, the Administrator, any other Program Support Provider and their respective Affiliates.

               "AGED RECEIVABLES RATIO" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, the numerator of which shall be the sum of (a) the aggregate unpaid balance of Receivables originated by the Sellers that were 60 to 89 days past due and (b) the aggregate amount of Receivables of such Sellers that were charged off as uncollectible prior to the day that is 60 days after its original due date during such Settlement Period, and the denominator of which shall be the aggregate Principal Amount of Receivables originated by the Sellers during the third prior Settlement Period (including the Settlement Period ended on such day).

               "AGENT" shall mean, for purposes of this Supplement and the Agreement, the Administrator.

               "AGGREGATE COMMITMENT AMOUNT" for purposes of any calculation under any Transaction Document referring to the "Commitment" amount under this Supplement, shall mean the Purchase Limit.

               "ALLOCATED RECEIVABLES AMOUNT" shall mean the Series 2000-2 Allocated Receivables Amount.

               "ALTERNATE RATE" shall mean, for any Rate Period for any Funding Tranche, an interest rate PER ANNUM equal to: (a) the Applicable Margin PER ANNUM plus the Euro-Rate for such Rate Period, or, in the sole discretion of the Administrator (b) the Base Rate for as determined each day in such Rate Period; PROVIDED, HOWEVER, that the "Alternate Rate" for any day while an Early Amortization Event exists shall be an interest rate equal to 2.00% per annum above the Base Rate in effect on such day.

               "APPLICABLE MARGIN " shall mean on any date of determination (i) for each Eurodollar Tranche, 1.50% per annum and (ii) for each Floating Tranche, 0.25% per annum; PROVIDED, HOWEVER that, after the occurrence of (i) the date which is five Business Days prior to the Commitment Termination Date or (ii) an Early Amortization Event, the Applicable Margin shall mean on any date of determination for each Eurodollar Tranche or the Floating Tranche, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Floating Rate Spread," as the case may be, based upon the Pricing Leverage Ratio (as defined in, and determined in accordance with, the Credit Agreement under the definition of Letter of Credit Fee Rate, as in effect on the date hereof) as of the most recent determination date:

                            LEVERAGE                                   EURODOLLAR           FLOATING RATE
          CATEGORY          RATIO                                      SPREAD               SPREAD
          --------          --------                                   ----------           -------------
          Category 1        greater than 4.50 to 1.00                  2.00%                0.75%

          Category 2        greater than 4.00 to 1.00 and less         1.75%                0.50%
                            than or equal to 4.50 to 1.00

          Category 3        greater than 3.50 to 1.00 and less         1.50%                0.25%
                            than or equal to 4.00 to 1.00

          Category 4        greater than 3.00 to 1.00 and less         1.25%                0.00%
                            than or equal to 3.50 to 1.00

          Category 5        less than or equal to 3.00 to 1.00         1.00%                0.00%

               "ASSIGNMENT/PARTICIPATION CERTIFICATION" shall mean an assignment or participation certification, as the case may be, in substantially the form of Exhibit B hereto.

               "BASE RATE" shall mean, for any day, the sum of (i) the Applicable Margin for a Floating Tranche and (ii) a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

                    (a) the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its "prime rate." Such "prime rate" is set by PNC based upon various factors, including PNC's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

                    (b) 0.50% per annum above the latest Federal Funds Rate.

               "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

               "CARRYING COST RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) equal to the quotient of (a) the product of (i) 2.0 times Days Sales Outstanding as of such day times (ii) 1.30 times the rate set forth in clause (ii) of the definition of Base Rate in effect as of such day divided by (b) 365.

               "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the Issuance Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Issuance Date or (c) compliance by any Person with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Issuance Date.

               "CLAIM" shall have the meaning assigned in subsection 2.10(a).

               "COMMERCIAL PAPER" shall mean the promissory notes issued or to be issued by the Committed Purchaser in the commercial paper market.

               "COMMITMENT EXPIRY DATE" shall mean March 28, 2002 (as may be extended for an additional 364 days from time to time in writing by the Committed Purchaser and the Administrator (in their sole discretion).

               "COMMITMENT FEE" shall have the meaning assigned in subsection 2.9(b).

               "COMMITMENT FEE RATE" shall have the meaning assigned in the Fee Letter.

               "COMMITMENT PERIOD" shall mean the period commencing on the Issuance Date and terminating on the Commitment Termination Date.

               "COMMITMENT TERMINATION DATE" shall mean the earlier to occur of
          (i) the date on which the Purchase Limit has bean reduced to zero pursuant to Section 2.8 of this Agreement and (ii) the Commitment Expiry Date.

               "COMMITMENT TRANSFER SUPPLEMENT" shall have the meaning assigned in subsection 11.11(b).

               "COMPANY" shall have the meaning specified in the introductory paragraph hereto.

               "COMPANY INDEMNIFIED PERSON" shall have the meaning assigned in subsection 2.10(a).

               "COMMITTED PURCHASER" shall have the meaning specified in the introductory paragraph hereto.

               "CP RATE" for any Rate Period for any Funding Tranche means a rate calculated in good faith by the Administrator equal to: (a) the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper of the Committed Purchaser on each day during the related Accrual Period have been outstanding; PROVIDED, that if such rate(s) is (are) a discount rate(s), then the CP Rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate(s) to an interest-bearing equivalent rate plus (b) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper, expressed as a percentage of the face amount of such Commercial Paper and converted to an interest-bearing equivalent rate per annum. Notwithstanding the foregoing, the "CP Rate" for any day while an Early Amortization Event exists shall be an interest rate equal to 2% above the Base
          Rate in effect on such day.

               "CP TRANCHE" shall mean a Funding Tranche that accrues interest at the CP Rate.

               "CREDIT AGREEMENT" shall mean that certain Third Amended and Restated Credit Agreement, dated as of June 29, 2000, among USSC, as borrower, United Stationers Inc., as guarantor, The Chase Manhattan Bank, as administrative agent, and Chase Securities Inc., as arranger, as the same maybe amended, supplemented or otherwise modified from time to time.

               "DAILY COMMITMENT FEE DEPOSIT" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Commitment Fee Expense for each day since the preceding Business Day plus (ii) the aggregate amount of all previously accrued Daily Commitment Fee Expense that has not yet been deposited in the Series 2000-2 Non-Principal Collection Sub-subaccount.

               "DAILY COMMITMENT FEE EXPENSE" shall mean, (i) during the Series 2000-2 Revolving Period, for any day in any Accrual Period, the product of (A) the excess of 102% of the Purchase Limit over the Series 2000-2 Purchaser Invested Amount of the Committed Purchaser on such day multiplied by (B) the Commitment Fee Rate divided by 360.

               "DAILY INTEREST DEPOSIT" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Interest Expense for each day since the preceding Business Day PLUS (ii) the aggregate amount of a previously accrued Daily Interest Expense that has not yet been deposited in the Series 2000-2 Non-Principal Collection Sub-subaccount PLUS (iii) the aggregate amount of all Additional Interest for each day since the preceding Business Day.

               "DAILY INTEREST EXPENSE" shall mean for each day in an Accrual Period, the sum of: (i) for each CP Tranche outstanding on such day, the product of (A) the portion of the Series 2000-2 Funded Amount allocated to such Funding Tranche on such day and (B) the "estimated CP Rate" (which shall be the CP Rate in effect for the preceding Accrual Period (or, in the case of the initial Accrual Period, the CP Rate specified by the Administrator by notice to the Servicer on or prior to the Closing Date) TIMES 1.5)/360 PLUS (ii) for each Floating Tranche outstanding on such day, the product of (A) the portion of the Series 2000-2 Funded Amount allocated to such Floating Tranche on such day and (B) the Base Rate in effect on such day (or, if such day is after the delivery of the calculation of Series 2000-2 Monthly Interest to the Servicer for any Accrual Period, the Base Rate in effect on the date of such delivery 365 or 366, as applicable, PLUS
          (iii) for each Eurodollar Tranche outstanding on such day, the product of (A) the portion of the Series 2000-2 Funded Amount allocable to such Eurodollar Tranche on such day and (y) the Euro-Rate in effect for such Accrual Period/360.

               "DAILY SERVICING FEE DEPOSIT" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Servicing Fee Expense for each day since the preceding Business Day PLUS (ii) the aggregate amount of all previously accrued Daily Servicing Fee Expense that has not yet been deposited in the Series 2000-2 Non-Principal Collection Sub-subaccount.

               "DAILY SERVICING FEE EXPENSE" shall mean, for any day in any Accrual Period the Series 2000-2 Interests' PRO RATA portion (determined in accordance with Section 6.1) of the Servicing Fee accruing for such day.

               "DAILY UTILIZATION FEE DEPOSIT" shall mean, for any day in an Accrual Period, an amount equal to (i) the amount of Daily Utilization Fee Expense for each day since the preceding Business Day PLUS (ii) the aggregate amount of all previously accrued Daily Utilization Fee Expense that has not yet been deposited in the Series 2000-2 Non-Principal Collection Sub-subaccount.

               "DAILY UTILIZATION FEE EXPENSE" shall mean for any day in any Accrual Period, the product of (A) the Series 2000-2 Funded Amount on such day multiplied by (B) the Utilization Fee Rate divided by 360 and
          (ii) for any day thereafter, zero.

               "DAYS SALES OUTSTANDING" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the number of days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the aggregate Principal Amount of Eligible Receivables by (ii) the aggregate Principal Amount of Receivables generated by the Seller for the three Settlement Periods immediately preceding such earlier Settlement Report Date.

               "DECREASE" shall have the meaning assigned in subsection 2.7(a).

               "DEFAULT RATIO" shall mean, for any Settlement Period, a ratio (expressed as a percentage) equal to the quotient of (a) the sum of
          (i) the aggregate outstanding Principal Amount of all Receivables which are unpaid in whole or in part for more than 91 days after their respective due dates on the last day of such Settlement Period and
          (ii) the aggregate amount of Disputed Receivables; and (b) the aggregate outstanding Principal Amount of all Receivables on such last day.

               "DILUTION PERIOD" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the quotient of (i) the product of (A) the aggregate Principal Amount of Receivables that were originated by the Sellers during the Settlement Period preceding such earlier Settlement Report Date and
          (B) the quotient of (1) Days Sales Outstanding as of such Settlement Report Date and (2) 30 and (ii) the Aggregate Receivables Amount as of the last day of the Settlement Period preceding such earlier Settlement Report Date.

               "DILUTION RATIO" shall mean, as of the last day of each Settlement Period, an amount (expressed as a percentage) equal to (i) the difference between (A) the aggregate amount of Dilution Adjustments made during such Settlement Period and (B) the Dilution Reduction Amount divided by (ii) the average aggregate Principal Amount of Receivables that were originated by the Sellers during the last two Settlement Periods (including the Settlement Period ending on such day).

               "DILUTION RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) that is calculated as follows:

                         DRR = [ (c * d) + ((e-d) * (e/d)) ] * f

               Where:

                         DRR = Dilution Reserve Ratio;

                         c = 2.00;

                         d = the average of the Dilution Ratios that occurred during the period of twelve consecutive Settlement Periods ending immediately prior to such earlier Settlement Report Date;

                         e = the highest of the Dilution Ratios that occurred during the period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date; and

                         f = the Dilution Period.

               "DISCOUNT" shall mean for each Rate Period and each Funding
          Tranche:

                         (a) for any Funding Tranche for any Rate Period to the extent the Committed Purchaser will be funding such Funding Tranche during such Rate Period through the issuance of Commercial Paper:

                                     CPR x C x ED/360

                         (b) for any Funding Tranche for any Rate Period to the extent the Committed Purchaser will not be funding such Funding Tranche during such Rate Period through the issuance of Commercial
          Paper:

                                     AR x C x ED/Year

               where:

                         AR    =    the Alternate Rate for the Funding Tranche
                                    for such Rate Period,

                         C     =    the Series 2000-2 Funded Amount allocated to
                                    the Funding Tranche during such Rate Period,

                         CPR   =    the weighted average CP Rate for the Funding
                                    Tranche for such Rate Period,

                         ED    =    the actual number of days on which such
                                    Funding Tranche remained outstanding during such Rate Period, and

                         Year  =    if such Funding Tranche is funded based
                                    upon: (i) the Euro-Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable;

          PROVIDED, that no provision of this Supplement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and PROVIDED FURTHER, that Discount for the Funding Tranche shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

               "EARLY AMORTIZATION EVENT" shall have the meanings assigned in
          Section 5.1 of this Supplement and Section 7.1 of the Agreement.

               "EARLY AMORTIZATION PERIOD" shall have the meaning assigned in
          Section 5.1 of this Supplement and Section 7.1 of the Agreement.

               "EFFECTIVE DATE" shall have the meaning assigned in Section 9.1.

               "EURO-RATE" shall mean with respect to any Rate Period, the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrator in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars quoted by the British Bankers' Association ("BBA") as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if BBA or its successor ceases to provide display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Rate Period for an amount comparable to the Funding Tranche to be funded at the Alternate Rate and based upon the Euro-Rate during such Rate Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                              Average of London interbank offered rates quoted by BBA as shown on Dow Jones Markets Service display page 3750 or appropriate successor
            Euro-Rate =
                        -------------------------------------------------------

                                   1.00 - Euro-Rate Reserve Percentage

          where "Euro-Rate Reserve Percentage" means, the maximum effective percentage in effect on such day as prescribed by the Board (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities"). The Euro-Rate shall be adjusted with respect to any Funding Tranche funded at the Alternate Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrator shall give prompt notice to the Servicer of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

               "EURODOLLAR TRANCHE" shall mean each Funding Tranche that accrues interest at the Euro-Rate.

               "EXCLUDED TAXES" shall mean, with respect to the Administrator, any Purchaser or any other recipient of any payment to be made by or on account of any increased obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income
          (i) by the United States of America, or (ii) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, managed or controlled, or, in the case of any Alternate Investor, in which its applicable lending office is located, or (iii) by reason of any connection between the jurisdiction imposing such tax and the Administrator, such recipient or such office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder, and (b) any branch profits imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located.

               "FACILITY TERMINATION DATE" shall mean the earliest to occur of:
          (a) the Commitment Termination Date, (b) the date on which the Early Amortization Period is declared to commence or automatically commences, (c) the Optional Termination Date, (d) the date on which the commitment of the Liquidity Purchasers terminates under the Liquidity Agreement and (e) the Company's failure to cause the amendment or modification of any Transaction Document or related opinion as required by Moody's or Standard & Poor's, which failure shall continue for 30 days after such amendment is initially proposed.

               "FEDERAL FUNDS RATE" shall mean, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

               "FEE LETTER" shall mean, collectively, those certain Fee Letters, dated as of the date hereof, among the Company, the Administrator and the Committed Purchaser.

               "FLOATING TRANCHE" shall mean, a Funding Tranche that accrues interest at the Base Rate.

               "FUNDING TRANCHE" shall have the meaning assigned in subsection 3A.4(a).

               "INCREASE" shall have the meaning assigned in subsection 2.5(a).

               "INCREASE AMOUNT" shall have the meaning assigned in subsection 2.5(a).

               "INCREASE DATE" shall have the meaning assigned in subsection 2.5(a).

               "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

               "INITIAL SERIES 2000-2 INVESTED AMOUNT" shall have the meaning assigned in subsection 2.5(a).

               "INTEREST SHORTFALL" shall have the meaning assigned in subsection 3A.4(c).

               "INVESTED PERCENTAGE" shall mean, with respect to any Business Day (i) during the Series 2000-2 Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Series 2000-2 Allocated Receivables Amount as of the end of the immediately preceding Business Day and the denominator of which is the Aggregate Receivables Amount with respect to such Business Day and (ii) during the Series 2000-2 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Series 2000-2 Allocated Receivables Amount as of the end of the last Business Day of the Series 2000-2 Revolving Period (PROVIDED THAT if during the Series 2000-2 Amortization Period, the amortization periods of all other Outstanding Series which were outstanding prior to the commencement of the Series 2000-2 Amortization Period commence, then, from and after the date the last of such Series commences its Amortization Period, the numerator shall be the Series 2000-2 Allocated Receivables Amount as of the end of the Business Day preceding such date) and the denominator of which is the greater of (A) the Aggregate Receivables Amount with respect to such Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined.

               "ISSUANCE DATE" shall have the meaning assigned in subsection 2.5(a).

               "LIQUIDITY AGREEMENT" shall mean the Liquidity Asset Purchase Agreement, dated as of March 31, 2000, between the Liquidity Purchasers from time to time party thereto, the Committed Purchaser and PNC, as Administrator and liquidity agent for the Liquidity Purchasers, as the same may be amended, supplemented or otherwise modified from time to time.

               "LIQUIDITY PURCHASER" shall mean each bank or other institutions party to the Liquidity Agreement

               "LOSS RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) that is calculated as follows:

                         LRR = (a * b)/c * d * e

               Where:

                         LRR = Loss Reserve Ratio;

                         a = the aggregate Principal Amount of Receivables originated by the Sellers during the three Settlement Periods immediately preceding such earlier Settlement Report Date;

                         b = the highest three-month rolling average of the Aged Receivables Ratio that occurred during the period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date;

                         c = the Aggregate Receivables Amount as of the last day of the Settlement Period immediately preceding such earlier Settlement Report Date; and

                         d = 2.00.

                         e = Payment Terms Factor

               "LOSS-TO-LIQUIDATION RATIO" shall mean, for any Settlement Period, a ratio (expressed as a percentage) equal to the quotient of
          (a) the difference, if any, between (i) the aggregate Principal Amount of Charged-Off Receivables with respect to such Settlement Period and the immediately preceding two Settlement Periods and (ii) the aggregate amount of Recoveries during such two Settlement Periods, and
          (b) the aggregate amount of Collections during such two Settlement Periods.

               "MINIMUM RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the sum of (i) 10% and (ii) 2.5% for each customer designated as a Special Obligor.

               "MONTHLY INTEREST PAYMENT" shall have the meaning assigned in subsection 3A.6(a).

               "OPTIONAL TERMINATION DATE" shall have the meaning assigned in subsection 2.7(d).

               "OPTIONAL TERMINATION NOTICE" shall have the meaning assigned in subsection 2.7(d).

               "ORIGINAL SUPPLEMENT" shall have the meaning assigned in the preamble hereto.

               "OTHER TAXES" shall mean any and all current or future stamp or documentary taxes or other excise or property taxes, charges or similar levies arising from any payment made under the Transaction Documents or from the execution, delivery or enforcement of, or otherwise with respect to, any Transaction Document.

               "PAYMENT TERMS FACTOR" shall mean 1.017.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

               "PNC" shall have the meaning specified in the introductory paragraph hereto.

               "PROGRAM COSTS" shall mean, for any Business Day, the sum of (i) all expenses, indemnities and other amounts due and payable to any Affected Party under the Agreement or this Supplement (including, without limitation, any Article VII Costs) and (ii) the product of (A) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Company (other than fees and expenses payable on or in connection with the closing of the issuance of the Series 2000-2 Interests) and (B) a fraction, the numerator of which is the Purchase Limit on such Business Day and the denominator of which is the sum of (x) the Aggregate Invested Amounts on such Business Day (other than the Series 2000-2 Invested Amount and the Invested Amount in respect of any variable funding certificate of any other Outstanding Series) and (y) the Aggregate Commitment Amount on such Business Day plus the Aggregate Commitment Amount for any variable funding certificate of any other Outstanding Series; PROVIDED, HOWEVER, that the amount of Program Costs payable pursuant to subsection 3A.6(b)(iv) shall not exceed $75,000 in the aggregate in any fiscal year of the Servicer.

               "PROGRAM SUPPORT AGREEMENT" shall mean and include the Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of the Committed Purchaser, (b) the issuance of one or more surety bonds for which the Committed Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by the Committed Purchaser to any Program Support Provider of its Series 2000-2 Purchaser Invested Amount (or portions thereof or participations therein) and/or (d) the making of loans and/or other extensions of credit to the Committed Purchaser in connection with the Committed Purchaser's commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder but excluding any discretionary advance facility provided by the Administrator.

               "PROGRAM SUPPORT PROVIDER" shall mean and include any Liquidity Purchaser and any other Person (other than any customer of the Committed Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Committed Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Committed Purchaser's commercial paper program

               "PURCHASE LIMIT" shall mean $80,000,000, as such amount may be reduced in accordance with Section 2.8.

               "PURCHASE LIMIT REDUCTION" shall have the meaning assigned in subsection 2.7(a).

               "RATE PERIOD" shall mean, unless otherwise mutually agreed by the Administrator and the Company, with respect to any Funding Tranche,
          (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Funding Tranche and ending on (but excluding) the next following Distribution Date, and (ii) thereafter, each period commencing on (and including) a Distribution Date and ending on (but excluding) the next following Distribution Date; PROVIDED, that:

                    (A) any Rate Period with respect to any Funding Tranche not funded at the CP Rate which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; PROVIDED, HOWEVER, if Yield in respect of such Rate Period is computed by reference to the Euro-Rate, and such Rate Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Rate Period shall end on the next preceding Business Day;

                    (B) in the case of any Rate Period for any Funding Tranche which commences before the occurrence of an Early Amortization Event and would otherwise end on a date occurring after the occurrence of an Early

               Amortization Event, such Rate Period shall end on the date of the occurrence of an Early Amortization Event and the duration of each Rate Period which commences on or after the occurrence of an Early Amortization Event shall be of such duration as shall be selected by the Administrator; and

                    (C) any Rate Period in respect of which Yield is computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to the Company and the Servicer by, the Administrator any time, in which case the Funding Tranche allocated to such terminated Rate Period shall be allocated to a new Rate Period commencing on (and including) the date of such termination and ending on (but excluding) the next following Distribution Date, and shall accrue Yield at the Alternate Rate.

               "RATE TYPE" shall mean the Euro-Rate, the Base Rate or the CP
          Rate.

               "RATING AGENCY" and "RATING AGENCIES" shall mean Moody's, S&P and/or any other nationally recognized statistical rating organization from which a rating for the Commercial Paper was requested by the Committed Purchaser and is currently in effect.

               "RATING AGENCY CONDITION" shall mean, with respect to any action, that the Administrator and the Committed Purchaser shall have given their prior written consent to such action.

               "RECORD DATE" shall mean the first Business Day prior to each Distribution Date.

               "REPORTED PERIOD" shall mean, with respect to Series 2000-2, each Business Day.

               "REQUIRED DOWNGRADE ASSIGNMENT PERIOD" is defined in Section 2.12(a).

               "SCHEDULED REVOLVING TERMINATION DATE" shall mean the last day of the Settlement Period ending on or immediately before March 29, 2003.

               "SECURITIES INTERMEDIARY" shall have the meaning specified in the introductory paragraph hereto.

               "SERIES 2000-2" shall mean Series 2000-2, the Principal Terms of which are set forth in this Supplement.

               "SERIES 2000-2 ACCRUED INTEREST SUB-SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

               "SERIES 2000-2 ADJUSTED INVESTED AMOUNT" shall mean, as of any date of determination, (i) the Series 2000-2 Invested Amount on such date, MINUS (ii) the amount on deposit in the Series 2000-2 Principal Collection Sub-subaccount on such date.

               "SERIES 2000-2 ALLOCABLE CHARGED-OFF AMOUNT" shall mean, with respect to any Special Allocation Settlement Report Date, the "Allocable Charged-Off Amount", if any, which has been allocated to Series 2000-2.

               "SERIES 2000-2 ALLOCABLE RECOVERIES AMOUNT" shall mean, with respect to any Special Allocation Settlement Report Date, the "Allocable Recoveries Amount", if any, which has been allocated to Series 2000-2.

               "SERIES 2000-2 ALLOCATED RECEIVABLES AMOUNT" shall mean, on any date of determination, the lower of (i) the Series 2000-2 Target Receivables Amount on such day and (ii) the product of (x) the Aggregate Receivables Amount on such day and (y) the percentage equivalent of a fraction the numerator of which is the Series 2000-2 Target Receivables Amount on such day and the denominator of which is the Aggregate Target Receivables Amount on such day.

               "SERIES 2000-2 AMORTIZATION PERIOD" shall mean the period commencing on the Business Day following the earliest to occur of (i) the date on which an Early Amortization Period is declared to commence or automatically commences, (ii) the Optional Termination Date and
          (iii) the Scheduled Revolving Termination Date and ending on the earlier of (i) the date when the Series 2000-2 Invested Amount shall have been reduced to zero and all accrued interest and other amounts owing on the VFC Certificates and to the Administrator and the Committed Purchaser hereunder shall have been paid in full and (ii) the Series 2000-2 Termination Date.

               "SERIES 2000-2 COLLECTION SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

               "SERIES 2000-2 FUNDED AMOUNT" shall mean, as of any date of determination, the Series 2000-2 Purchaser Funded Amount of the Committed Purchaser on such date.

               "SERIES 2000-2 INTERESTS" shall mean, collectively, the VFC Certificates and the Series 2000-2 Subordinated Interest.

               "SERIES 2000-2 INVESTED AMOUNT" shall mean, as of any date of determination, the Series 2000-2 Purchaser Invested Amount of the Committed Purchaser on such date.

               "SERIES 2000-2 MONTHLY INTEREST" shall mean, for each Distribution Date, the summation of the Discount that accrued during the related Rate Period on each Funding Tranche outstanding during all or a portion of such Accrual Period.

               "SERIES 2000-2 MONTHLY PRINCIPAL PAYMENT" shall have the meaning assigned in Section 3A.5.

               "SERIES 2000-2 NON-PRINCIPAL COLLECTION SUB-SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

               "SERIES 2000-2 PERIODIC SERVICING FEE" shall have the meaning assigned in Section 6.1.

               "SERIES 2000-2 PRINCIPAL COLLECTION SUB-SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

               "SERIES 2000-2 PURCHASER FUNDED AMOUNT" shall mean the Series 2000-2 Purchaser Invested Amount of the Committed Purchaser (calculated without regard to clauses (d) and (e) of the definition thereof).

               "SERIES 2000-2 PURCHASER INVESTED AMOUNT" shall mean, with respect to the Committed Purchaser on the Issuance Date, an amount equal to the Initial Series 2000-2 Invested Amount, and thereafter, an amount equal to (a) the Committed Purchaser's Series 2000-2 Purchaser Invested Amount on the immediately preceding Business Day, plus (b) the amount of any increases in the Committed Purchaser's Series
          2000-2 Purchaser Invested Amount pursuant to Section 2.5 made on such day, MINUS (c) the amount of any distributions to the Committed Purchaser in respect of principal received and applied on such day minus (d) the aggregate Series 2000-2 Allocable Charged-Off Amount applied to the Committed Purchaser on or prior to such date pursuant to subsection 3A.5(b)(ii) and PLUS (e) (but only to the extent of any unreimbursed reductions made pursuant to clause (d) above) the aggregate Series 2000-2 Allocable Recoveries Amount applied to the Committed Purchaser on or prior to such date pursuant to subsection 3A.5(c)(i).

               "SERIES 2000-2 RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the greater of (i) the sum of the Loss Reserve Ratio and the Dilution Reserve Ratio and (ii) the Minimum Ratio, in each case, then in effect.

               "SERIES 2000-2 REQUIRED RESERVES" shall mean, (x) as of any date of determination during the Series 2000-2 Revolving Period, an amount equal to the sum of:

                    (a) the product of (i) the Series 2000-2 Adjusted Invested
               Amount on such day (after giving effect to any increase or decrease thereof on such day) and (ii) the percentage equivalent of a fraction, the numerator of which is the Series 2000-2 Ratio and the denominator of which is one MINUS the Series 2000-2 Ratio;

                    (b) the product of (i) the Series 2000-2 Invested Amount on such day (after giving effect to any increase or decrease thereof on such day), (ii) the Carrying Cost Reserve Ratio in effect on such day and (iii) the percentage equivalent of a fraction, the numerator of which is one and the denominator of which is one MINUS the Series 2000-2 Ratio; and

                    (c) the product of (i) the aggregate Principal Amount of
               Receivables in the Trust on such day, (ii) the Series 2000-2 Invested Amount on such day (after giving effect to any increase or decrease thereof on such day) DIVIDED BY the Aggregate Invested Amount on such day, (iii) the Servicing Reserve Ratio in effect on such day and (iv) the percentage equivalent of a fraction, the numerator of which is one and the denominator of which is one MINUS the Series 2000-2 Ratio;

          and (y) on any date of determination during the Series 2000-2 Amortization Period, an amount equal to the Series 2000-2 Required Reserves on the last Business Day of the Series 2000-2 Revolving Period; PROVIDED, in each case, that such amount shall be adjusted on each Special Allocation Settlement Report Date, if any, to the extent required as set forth in subsection 3A.5(b)(i) and subsection 3A.5(c)(ii).

               "SERIES 2000-2 REVOLVING PERIOD" shall mean the period commencing on the Issuance Date and terminating on the Facility Termination Date.

               "SERIES 2000-2 SUBORDINATED INTEREST" shall have the meaning assigned in subsection 2.2(b).

               "SERIES 2000-2 SUBORDINATED INTEREST AMOUNT" shall mean, for any date of determination, an amount equal to (i) the Series 2000-2 Allocated Receivables Amount MINUS (ii) the Series 2000-2 Adjusted Invested Amount.

               "SERIES 2000-2 SUBORDINATED INTEREST REDUCTION AMOUNT" shall have the meaning assigned in subsection 2.7(b).

               "SERIES 2000-2 TARGET RECEIVABLES AMOUNT" shall mean, on any date of determination, the greater of (A) sum of (i) the Series 2000-2 Adjusted Invested Amount on such day and (ii) the Series 2000-2 Required Reserves for such day and (B) $350,000.

               "SERIES 2000-2 TERMINATION DATE" shall mean the Distribution Date that occurs in September, 2003.

               "SERIES 2000-2 TRANSACTION DOCUMENTS" shall mean this Supplement, the Receivables Sale Agreements, the Pooling Agreement and the Servicing Agreement.

               "SERVICER" shall have the meaning specified in the introductory paragraph hereto.

               "SERVICER INDEMNIFIED PERSON" shall have the meaning assigned in subsection 2.10(b).

               "SERVICING RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) equal to (i) the product of (A) the Servicing Fee Percentage and (B) 2.0 TIMES Days Sales Outstanding as of such earlier Settlement Report Date, DIVIDED BY (ii) 360.

               "SUPPLEMENT" shall have the meaning specified in the introductory paragraph hereto

               "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

               "TRANSACTION PARTIES" shall have the meaning assigned in subsection 2.6(d).

               "TRANSFER ISSUANCE DATE" shall mean the date on which a Commitment Transfer Supplement becomes effective pursuant to the terms of such Commitment Transfer Supplement.

               "TRUST ACCOUNTS" shall have the meaning assigned in subsection 3A.2(a).

               "TRUSTEE" shall have the meaning specified in the introductory paragraph hereto.

               "UCC CERTIFICATE" shall mean a certificate substantially in the form of Exhibit D to this Supplement.

               "UNALLOCATED BALANCE" shall mean, as of any Business Day, (i) the portion of the Series 2000-2 Funded Amount allocated to any CP
          Tranche and (ii) the sum of (A) the portion of the Series 2000-2 Funded Amount for which interest is then being calculated by reference to the Base Rate and (B) the portion of the Series 2000-2 Funded Amount allocated to any Eurodollar Tranche the Rate Period in respect of which expires on such Business Day.

               "USI CHANGE IN CONTROL" shall have the meaning assigned to the term "Change of Control" in Section 1.01 of the Credit Agreement.

               "USFS" shall have the meaning specified in the introductory paragraph hereto.

               "USSC" shall mean United Stationers Supply Co., an Illinois corporation.

               "UTILIZATION FEE" shall have the meaning assigned in subsection 2.9(c).

               "UTILIZATION FEE RATE" shall have the meaning assigned in the Fee Letter.

               "VFC CERTIFICATE" shall mean a VFC Certificate, Series 2000-2, executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

               "VFC CERTIFICATEHOLDER" shall mean the Committed Purchaser.

               "VFC CERTIFICATEHOLDERS' INTEREST" shall have the meaning assigned in subsection 2.2(a).

                    (b) If any term or provision contained herein conflicts with or is inconsistent with any term, definition or provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All Article, Section or subsection references herein shall mean Article, Section or subsections of this Supplement, except as otherwise provided herein. Unless otherwise stated herein, the context otherwise requires or such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the Series 2000-2 Interests and no other Series of Investor Certificates issued by the Trust.

                                   ARTICLE II

                DESIGNATION OF CERTIFICATES; PURCHASE AND SALE OF
                              THE VFC CERTIFICATES

                    SECTION 2.1. DESIGNATION. The Certificates and interests created and authorized pursuant to the Agreement and this Supplement shall be divided into two Classes, which shall be designated respectively as (i) the "VFC Certificates, Series 2000-2" and (ii) an interest designated as the "Series 2000-2 Subordinated Interest."

                    SECTION 2.2. THE SERIES 2000-2 INTERESTS. (a) The VFC Certificates shall represent fractional undivided interests in the Trust, including the right to receive (i) the Invested Percentage (expressed as a decimal) of Collections received with respect to the Receivables and all other funds on deposit in the Collection Account and (ii) all other funds on deposit in the Series Collection Subaccounts and any subaccounts thereof (collectively, the "VFC CERTIFICATEHOLDERS' INTEREST").

                    (b) The "SERIES 2000-2 SUBORDINATED INTEREST" shall be a fractional undivided interest in the Trust retained by the Company, consisting of the right to receive Collections with respect to the Receivables allocated to the VFC Certificateholders' Interest and not required to be distributed to or for the benefit of the Committed Purchaser. The Exchangeable Company Interest and any other Series of Investor Certificates outstanding shall represent the ownership interest in the remainder of the Trust not allocated pursuant hereto to the VFC Certificateholders' Interest or the Series 2000-2 Subordinated Interest.

                    (c) The VFC Certificates shall be substantially in the form of Exhibit A and shall, upon issue, be executed and delivered by the Company to the Trustee for authentication and redelivery as provided in Section 2.4 hereof and Section 5.2 of the Agreement.

                    SECTION 2.3. PURCHASES OF INTERESTS IN THE VFC CERTIFICATES, INITIAL PURCHASE. (a) Subject to the terms and conditions of this Supplement, including delivery of notice in accordance with Section 2.4 and 2.5, (i) on the Issuance Date, the Committed Purchaser hereby agrees to purchase on the Issuance Date a VFC Certificate in an amount equal to the Initial Series 2000-2 Invested Amount and (ii) thereafter, the Committed Purchaser hereby agrees to maintain its VFC Certificate, subject to increase or decrease during the Series 2000-2 Revolving Period, in accordance with the provisions of this Supplement. The Company hereby agrees to maintain ownership of the Series 2000-2 Subordinated Interest, subject to increase or decrease during the Series 2000-2 Revolving Period, in accordance with the provisions of this Supplement. Payments by the Committed Purchaser in respect of the VFC Certificates shall be made in immediately available funds on the Issuance Date to the Administrator for payment to the Company.

                    (b) MAXIMUM SERIES 2000-2 PURCHASER FUNDED AMOUNT. Notwithstanding anything to the contrary contained in this Supplement, at no time shall the Series 2000-2 Funded Amount exceed the Purchase Limit at such time.

                    SECTION 2.4. DELIVERY. On the Issuance Date, the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing pursuant to Section 5.2 of the Agreement to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate a VFC Certificate in such name and such denomination and deliver such VFC Certificate to the Administrator, on behalf of the Committed Purchaser, in accordance with such written directions. The VFC Certificate shall be issued in a minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof. The Trustee shall mark on its books the actual Series 2000-2 Invested Amount and Series 2000-2 Subordinated Interest Amount outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of the outstanding Series 2000-2 Invested Amount and Series 2000-2 Subordinated Interest Amount from time to time.

                    SECTION 2.5. PROCEDURE FOR INITIAL ISSUANCE AND FOR INCREASING THE SERIES 2000-2 INVESTED AMOUNT. (a) Subject to subsection 2.5(c) of this Supplement, (i) on the date designated in writing as provided herein (the "ISSUANCE DATE"), the Committed Purchaser hereby agrees to purchase a VFC Certificate in accordance with Section 2.3 and (ii) on any Business Day during the Commitment Period, the Committed Purchaser hereby agrees that the Series 2000-2

Invested Amount may be increased by increasing its Series 2000-2 Purchaser Invested Amount (an "INCREASE"), upon the request of the Servicer or the Company on behalf of the Trust (each date on which an increase in the Series 2000-2 Invested Amount occurs hereunder being herein referred to as the "INCREASE DATE" applicable to such Increase); PROVIDED, HOWEVER, that the Servicer or the Company, as the case may be, shall have given the Administrator (with a copy to the Trustee) irrevocable written notice (effective upon receipt), substantially in the form of Exhibit E hereto, of such request no later than (i) 11:00 a.m., New York City time, two Business Days prior to the Issuance Date or such Increase Date, as the case maybe, in the case of any Increase Date if the Initial Series 2000-2 Invested Amount or Increase Amount is to be priced solely with reference to the CP Rate or (ii) (x) if the Initial Series 2000-2 Invested Amount or Increase Amount is to be priced solely with reference to the Base Rate, on or prior to 12:00 noon, New York City time, on the Issuance Date or such Increase Date, as the case may be and (y) if all or a portion of the Initial Series 2000-2 Invested Amount or Increase Amount is to be allocated to a Eurodollar Tranche, 1:00 p.m., New York City time, three Business Days prior to the Issuance Date or such Increase Date, as the case may be; PROVIDED, FURTHER, that the provisions of this subsection shall not restrict the allocations of Collections pursuant to Article III. Such notice shall state (x) the Issuance Date or the Increase Date, as the case may be, and (y) the initial invested amount (the "INITIAL SERIES 2000-2 INVESTED AMOUNT") or, the proposed amount of such Increase (the "INCREASE AMOUNT"), as the case may be.

                    (b) [Reserved].

                    (c) The Committed Purchaser shall not be required to make the initial purchase of VFC Certificates on the Issuance Date or to increase its Series 2000-2 Purchaser Invested Amount on any Increase Date hereunder unless:

                        (i) the related aggregate initial purchase amount or Increase Amount is equal to $1,000,000 or an integral multiple of $100,000 in excess thereof;

                        (ii) after giving effect to the initial purchase amount or Increase Amount, (A) the Series 2000-2 Funded Amount would not exceed the Purchase Limit on the Issuance Date or such Increase Date, as the case may be, and (B) the Series 2000-2 Allocated Receivables Amount would not be less than the Series 2000-2 Target Receivables Amount on the Issuance Date or such Increase Date, as the case may be;

                        (iii) at the time of and after giving effect to the initial purchase amount or the Increase Amount, no Early Amortization Event or Potential Early Amortization Event shall have occurred and be continuing; and

                        (iv) all of the representations and warranties made by each of the Company, the Servicer, USFC, the Support Provider and the Seller in each Transaction Document to which it is a party are true and correct in all material respects on and as of the Issuance Date or such Increase Date, as the case may be, as if made on and as of such

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          date (except to the extent such representations and warranties are expressly made as of another date).

The Company's acceptance of funds in connection with (x) the initial purchase of VFC Certificates on the Issuance Date and (y) each Increase occurring on any Increase Date shall constitute a representation and warranty by the Company to the Committed Purchaser as of the Issuance Date or such Increase Date (except to the extent such representations and warranties are expressly made as of another date), as the case may be, that all of the conditions contained in this subsection 2.5(c) have been satisfied.

                    (d) After receipt by the Administrator of the notice required by subsection 2.5(a) from the Servicer or the Company on behalf of the Trust, the Administrator shall, so long as the conditions set forth in subsections 2.5(a) and (c) are satisfied, promptly provide telephonic notice to the Committed Purchaser of the Increase Date and of the Increase Amount. The Committed Purchaser agrees to pay in immediately available funds the amount of such Increase on the related Increase Date to the Administrator for payment to the Trust for deposit in the Series 2000-2 Principal Collection Sub-subaccount.

                    SECTION 2.6. [Reserved]

                    SECTION 2.7. PROCEDURE FOR DECREASING THE SERIES 2000-2 INVESTED AMOUNT; OPTIONAL TERMINATION. (a) On any Business Day during the Series 2000-2 Revolving Period or the Series 2000-2 Amortization Period (except for Distribution Dates during the Series 2000-2 Amortization Period (which shall be governed by subsection 3A.6(c)), upon the written request of the Servicer or the Company on behalf of the Trust to the Trustee, the Series 2000-2 Invested Amount may be reduced (a "DECREASE") by the distribution by the Trustee to the Administrator for the benefit of the Committed Purchaser in accordance with its Series 2000-2 Purchaser Invested Amount of funds on deposit in the Series 2000-2 Principal Collection Sub-subaccount on such day in an amount not to exceed the amount of such funds on deposit on such day; PROVIDED that the Servicer shall have given the Administrator (with a copy to the Trustee) irrevocable written notice (effective upon receipt), prior to 1:00 p.m., New York City time, (i) on the second Business Day prior to such Decrease or, in the ease of any Decrease which is greater than $10,000,000, on the tenth Business Day prior to such Decrease, in the case of any Decrease that relates to a CP Tranche and (ii) (A) if the Decrease relates solely to a Floating Tranche, on the Business Day of such Decrease or (B) if all or any portion of the Decrease relates to an Eurodollar Tranche, on the Business Day that is three Business Days prior to such Decrease and which notice shall state the amount of such Decrease; PROVIDED, FURTHER, that such Decrease shall be in an amount equal to $1,000,000 and integral multiples of $100,000 in excess thereof and such Decrease shall be in an amount no greater than the Unallocated Balance on such day.

                    (b) Simultaneously with any such Decrease during the Series 2000-2 Revolving Period, the Series 2000-2 Subordinated Interest Amount shall be reduced by an amount (the "SERIES 2000-2 SUBORDINATED INTEREST REDUCTION AMOUNT") such that the Series

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2000-2 Subordinated Interest Amount shall equal the Series 2000-2 Required
Reserves after giving effect to such Decrease. During the Series 2000-2 Revolving Period, after the distribution described in subsection (a) above has been made, and the Series 2000-2 Subordinated Interest Amount shall have been reduced by the Series 2000-2 Subordinated Interest Reduction Amount, a distribution shall be made to the owner of the Series 2000-2 Subordinated Interest out of remaining funds on deposit in the Series 2000-2 Principal Collection Sub-subaccount in an amount equal to the lesser of (x) the Series 2000-2 Subordinated Interest Reduction Amount and (y) the amount of such remaining funds on deposit in the Series 2000-2 Principal Collection Sub-subaccount.

                    (c) Any reduction in the Series 2000-2 Invested Amount on any Business Day shall be allocated first to reduce the Unallocated Balance and then to reduce the portion of the Series 2000-2 Invested Amount allocated to Eurodollar Tranches in such order as the Company may select in order to minimize costs payable pursuant to Section 7.4.

                    (d) (i) On any Business Day unless the Scheduled Revolving Termination Date, an Early Amortization Event or a Potential Early Amortization Event shall have occurred and be continuing, the Company shall have the right to deliver an irrevocable written notice (an "OPTIONAL TERMINATION NOTICE") to the Trustee, the Servicer and the Administrator in which the Company declares that the Series 2000-2 Revolving Period shall terminate on the date (the "OPTIONAL TERMINATION DATE") set forth in such notice (which date, in any event, shall be the last day of a Settlement Period which is not less than 10 days from the date on which such notice is delivered).

                        (ii) From and after the Optional Termination Date, the Series 2000-2 Amortization Period shall commence for all purposes under this Agreement and the other Transaction Documents. The Trustee shall give prompt written notice of its receipt of an Optional Termination Notice to the Committed Purchaser.

                    SECTION 2.8. REDUCTION OF THE PURCHASE LIMIT (a) On any Business Day during the Series 2000-2 Revolving Period, the Company, on behalf of the Trust, may, upon three Business Days' prior written notice to the Administrator (effective upon receipt) (with copies to the Servicer and the Trustee) reduce or terminate the Purchase Limit (a "PURCHASE LIMIT REDUCTION") in a minimum aggregate amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any reduction in the Series 2000-2 Invested Amount on such date, the Series 2000-2 Invested Amount would exceed the Purchase Limit then in effect.

                    (b) [Reserved]

                    (c) Once reduced, the Purchase Limit may not be subsequently reinstated. The Administrator shall provide written notice of the reduced Purchaser Limit to the Company, the Servicer and the Trustee.

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                    SECTION 2.9. INTEREST, FEES. (a) Interest shall be payable on the VFC Certificates on each Distribution Date pursuant to subsection
3A.6(a).

                    (b) The Trustee (acting at the written direction of the Servicer upon which the Trustee may conclusively rely) shall distribute pursuant to subsection 3A.6(b), from amounts on deposit in the Series 2000-2 Non-Principal Collection Sub-subaccount, to the Administrator, for the account of the Committed Purchaser, on each Distribution Date, a commitment fee with respect to each Accrual Period ending on such date (the "COMMITMENT FEE") at the Commitment Fee Rate of the average daily excess of 102% of the Purchase Limit OVER the average Series 2000-2 Purchaser Invested Amount during such Accrual Period for the actual number of days in such Accrual Period. The Commitment Fee shall be payable (i) monthly in arrears on each Distribution Date and (ii) on the Facility Termination Date. To the extent that funds on deposit in the Series 2000-2 Non-Principal Collection Sub-subaccount at any such date are insufficient to pay the Commitment Fee due on such date, the Servicer shall so notify the Company and the Company shall immediately pay the Administrator the amount of any such deficiency.

                    (c) The Trustee (acting at the written direction of the Servicer upon which the Trustee may conclusively rely) shall distribute pursuant to subsection 3A.6(b), from amounts on deposit in the Series 2000-2 Non-Principal Collection Sub-subaccount, to the Administrator, for the account of the Committed Purchaser, on each Distribution Date, a utilization fee (the "UTILIZATION FEE") with respect to each Accrual Period ending on such date at the Utilization Fee Rate of the average daily Series 2000-2 Purchaser Invested Amount during such period for the actual number of days in such Accrual Period. The Utilization Fee shall be payable (i) monthly in arrears on each Distribution Date and (ii) on the Facility Termination Date. To the extent that funds on deposit in the Series 2000-2 Non-Principal Collection Sub-subaccount at any such date are insufficient to pay the Utilization Fee due on such date, the Servicer shall so notify the Company and the Company shall immediately pay the Administrator the amount of any such deficiency.

                    (d) Calculations of per annum rates and fees under this Supplement shall be made on the basis of a 360- (or 365-/366-, in the case of interest on the Floating Tranche based on the Base Rate) day year with respect to Commitment Fees, Utilization Fees and interest rates. Each determination of the Euro-Rate by the Administrator shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

                    SECTION 2.10. INDEMNIFICATION BY THE COMPANY AND THE SERVICER. (a) The Company agrees to indemnify and hold harmless the Trustee, its officers, directors, agents and employees and each Affected Party (each, a "COMPANY INDEMNIFIED PERSON") from and against any loss, liability, expense, damage or injury suffered or sustained by (a "CLAIM") such Company Indemnified Person by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Company pursuant to any Pooling and Servicing Agreement or the other Transaction Documents to which it is a party,
(ii) a breach of any representation or warranty made or deemed made by the Company (or any of its officers) in any Pooling and

Servicing Agreement or other Transaction Document or (iii) a failure by the Company to comply with any applicable law or regulation or to perform its covenants, agreements, duties obligations required to be performed or observed by it in accordance with the provisions of any Pooling and Servicing Agreement or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury (A) resulted from the gross negligence, bad faith or wilful misconduct of such Company Indemnified Person or its officers, directors, agents, principals, employees or employers, (B) resulted solely from a default by an Obligor with respect to any Receivable or (C) includes any income or franchise taxes imposed on (or measured by) any Company Indemnified Person's net income; PROVIDED that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts (other than amounts payable to the Company pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to proceeds in excess of the proceeds needed to make such payment, and shall not constitute a claim against the Company to the extent that insufficient proceeds exist to make such payment.

                    (b) The Servicer agrees to indemnify and hold harmless the Trustee, its officers, directors, agents and employees and each Affected Party (each, a "SERVICER INDEMNIFIED PERSON") from and against any Claim by reason of
(i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Servicer pursuant to any Pooling and Servicing Agreement or the other Transaction Documents to which it is a party, (ii) a material breach of any representation or warranty made or deemed made by the Servicer (or any of its officers) in any Pooling and Servicing Agreement or other Transaction Document or (iii) a failure by the Servicer to comply in any material respect with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of any Pooling and Servicing Agreement or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury (A) resulted from the gross negligence, bad faith or wilful misconduct of such Servicer indemnified person or its officers, directors, agents, principals, employees or employers, (B) resulted solely from a default by an Obligor with respect to any Receivable or (C) include any income or franchise taxes imposed on (or measured by) any Servicer Indemnified Person's net income.

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                                   ARTICLE III

                          ARTICLE III OF THE AGREEMENT

                    Section 3.1 of the Agreement and each other section of
Article III of the Agreement relating to another Series shall read in their entirety herein as provided in the Agreement. Article III of the Agreement (except for Section 3.1 thereof and any portion thereof relating to another Series) shall read in its entirety herein as follows and shall be exclusively applicable to the Series 2000-2 Interests:

                    SECTION 3A.2. ESTABLISHMENT OF TRUST ACCOUNTS. (a) The Trustee shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, (i) for the benefit of the Committed Purchaser and (ii) in the case of clauses (A) and (B) below, for the benefit, subject to the prior and senior interest of the Committed Purchaser, of the owner of the Series 2000-2 Subordinated Interest, (A) a subaccount of the Collection Account (the "SERIES 2000-2 COLLECTION SUBACCOUNT"), which subaccount is the Series Collection Subaccount with respect to Series 2000-2; (B) two subaccounts of the Series 2000-2 Collection Subaccount: (1) the Series 2000-2 Principal Collection Sub-subaccount and (2) the Series 2000-2 Non-Principal Collection Sub-subaccount (respectively, the "SERIES 2000-2 PRINCIPAL COLLECTION SUB-SUBACCOUNT" and the "SERIES 2000-2 NON-PRINCIPAL COLLECTION SUB-SUBACCOUNT") and (C) a subaccount of the Series 2000-2 Non-Principal Collection Sub-subaccount (the "SERIES 2000-2 ACCRUED INTEREST SUB-SUBACCOUNT"; all accounts established pursuant to this subsection 3A.2(a), collectively, the "TRUST ACCOUNTS"), each Trust Account to bear a designation indicating that the funds deposited therein are held for the benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i) and (ii) above. The Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Trustee for the exclusive benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i) and (ii) above.

                    (b) All Eligible Investments in the Trust Accounts shall be delivered to the Trustee in accordance with the definition of "Delivery" and shall be held by the Trustee or its nominee (including the Securities Intermediary) for the exclusive benefit of the Committed Purchaser and, subject to the prior interest of the Committed Purchaser, the owner of the Series 2000-2 Subordinated Interest; PROVIDED, HOWEVER, that funds on deposit in a Trust Account which is a sub-subaccount of a Collection Account may, at the direction of the Servicer, be invested together with funds held in other sub-subaccounts of the Collection Account. After giving effect to any distribution to the Company pursuant to subsection 3A.3(b), amounts on deposit and available for investment in the Series 2000-2 Principal Collection Sub-subaccount shall be invested by the Trustee at the written direction of the Servicer in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, (i) in the case of any such investment made during the Series 2000-2 Revolving Period, on or prior to the next Business Day and (ii) in the case of any such investment made during the Series 2000-2

Amortization Period, on or prior to the Business Day immediately preceding the next Distribution Date. Amounts on deposit and available for investment in the Series 2000-2 Non Principal Collection Sub-subaccount and the Series 2000-2 Accrued Interest Sub-subaccount shall be invested by the Trustee at the written direction of the Servicer in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the Business Day immediately preceding the next Distribution Date. As of the Business Day immediately preceding such next Distribution Date, (x) all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 2000-2 Accrued Interest Sub-subaccount shall be deposited in the Series 2000-2 Non-Principal Collection Sub-subaccount and (y) all interest and investment earnings (net of losses and investment expenses) on funds deposited in the Series 2000-2 Principal Collection Sub-subaccount shall be deposited in the Series 2000-2 Non-Principal Collection Sub-subaccount. If the Servicer fails to give the Trustee investment instructions with respect to amounts on deposit in any Series 2000-2 Collection Subaccount or any subaccount thereof, such amounts shall remain uninvited.

                    (c) Any securities intermediary maintaining a securities account for the Trustee for the benefit of the Committed Purchaser, and The Chase Manhattan Bank as initial Securities Intermediary, hereby represents that it is as of the date hereof and shall be for so long as it is the Securities Intermediary hereunder a bank or broker-dealer that (i) in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder and (ii) maintains a Participant's Securities Account (as defined in the United States Regulations) with a Federal Reserve Bank. The Securities Intermediary shall agree (and The Chase Manhattan Bank as initial Securities Intermediary hereby agrees) with the parties hereto that (x) the Collection Account (including any sub-accounts thereof) is a securities account to which financial assets may be credited, (y) the Trustee shall be entitled to exercise rights that comprise such financial assets and to exercise the ordinary rights of an entitlement holder, (z) the "securities intermediary's jurisdiction" as defined in the UCC of the Securities Intermediary with respect to the Eligible Investments credited to the Collection Account (including any subaccounts thereof) shall be the State of New York. The Securities Intermediary shall represent and covenant (and The Chase Manhattan Bank hereby represents and covenants) that it is not and will not be (as long as it is the Securities Intermediary hereunder) a party to any agreement that is inconsistent with the provisions of this Agreement. The Securities Intermediary shall covenant (and The Chase Manhattan Bank hereby covenants) that it will not take any action inconsistent with the provisions of this Agreement applicable to it. It is the intent of the Trustee, the Servicer and the Company that the Collection Account (including any sub-accounts thereof) shall be a securities account of the Trustee and not an account of the Company or the Servicer. If despite such intent, the Collection Account (including any sub-accounts thereof) is determined to be an account of the Company or the Servicer, then the Securities Intermediary agrees to comply with entitlement orders originated by the Trustee without further consent by the Company or the Servicer.

                    SECTION 3A.3. ALLOCATIONS. In accordance with the written direction of the Servicer, upon which the Trustee may conclusively rely:

                    (a) The portion of the Aggregate Daily Collections allocated to the Series 2000-2 Interests pursuant to Article III of the Agreement shall be allocated and distributed as set forth in this Article III by the Trustee as follows:

                        (i) on each Business Day, an amount equal to the Accrued Expense Amount for such day (or, during the Series 2000-2 Revolving Period, such greater amount as the Company may request in writing) shall be transferred from the Series 2000-2 Collection Subaccount to the Series 2000-2 Non-Principal Collection Sub-subaccount; and

                        (ii) following the transfers pursuant to clause (i) above, any remaining funds on deposit in the Series 2000-2 Collection Subaccount shall be transferred by the Trustee to the Series 2000-2 Principal Collection Sub-subaccount.

                    (b) On each Business Day that is not a Distribution Date during the Series 2000-2 Revolving Period, after giving effect to (x) all allocations of Aggregate Daily Collections and (y) any deposit resulting from an Increase, if any, pursuant to subsection 2.5(c) on such Business Day, amounts on deposit in the Series 2000-2 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company to such accounts or such persons as the Company may direct in writing (which directions may consist of standing instructions provided by the Company that shall remain in effect until changed by the Company in writing); PROVIDED that such distribution shall be made only if no Early Amortization Event or Potential Early Amortization Event has occurred and is continuing and only to the extent that, if after giving effect to such distribution, the Series 2000-2 Target Receivables Amount would not exceed the Series 2000-2 Allocated Receivables Amount; PROVIDED FURTHER that if the Company or the Servicer, on behalf of the Company, shall have given the Administrator irrevocable prior written notice (effective upon receipt) when required under Section 2.7(a), the Company or the Servicer may instruct the Trustee in writing (specifying the related amount) to withdraw all or a portion of such amounts on deposit in the Series 2000-2 Principal Collection Sub-subaccount and apply such withdrawn amounts toward the reduction of the Series 2000-2 Invested Amount and the Series 2000-2 Subordinated Interest Amount in accordance with Section 2.7.

                        (i) On each Business Day during the Series 2000-2 Amortization Period (including Distribution Dates), funds deposited in the Series 2000-2 Principal Collection Sub-subaccount shall be invested in Eligible Investments, at the written direction of the Servicer pursuant to subsection 3A.2(b), that mature on or prior to the Business Day immediately preceding the next Distribution Date and shall be distributed on such Distribution Date in accordance with subsection 3A.6(c). Except as set forth in subsection 3A.6(c), no amounts on deposit in the Series 2000-2 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company or the owner of the Series 2000-2 Subordinated Interest during the Series 2000-2 Amortization Period.

                    (c) On each Business Day, an amount equal to the Daily Interest Deposit for such day shall be transferred by the Trustee from the Series 2000-2 Non-Principal Collection Sub-subaccount to the Series 2000-2 Accrued Interest Sub-subaccount.

                    (d) The allocations to be made pursuant to this Section 3A.3 are subject to the provisions of Sections 2.5, 2.7, 7.2, 9.1 and 9.4 of the Agreement.

                    SECTION 3A.4. DETERMINATION OF SERIES 2000-2 MONTHLY INTEREST. (a) On or before the Business Day preceding each Distribution Date, the Administrator shall notify the Servicer and the Trustee of the Series 2000-2 Monthly Interest for the Accrual Period ending on the related Distribution Date. From time to time, for purposes of determining the Rate Periods applicable to the different portions of the Series 2000-2 Funded Amount and of calculating Discount with respect thereto, the Administrator shall allocate the Series 2000-2 Funded Amount to one or more tranches (each a "FUNDING TRANCHE"). At any time, each Funding Tranche shall have only one Rate Period and one Rate Type. In addition, at any time when the Series 2000-2 Funded Amount is not divided into more than one portion, "Funding Tranche" means 100% of the Series 2000-2 Invested Amount.

                    (b) From time to time the Administrator shall notify the Servicer and the Trustee of the number of Funding Tranches and the Rate Type of each Funding Tranche.

                    (c) On each Distribution Date, the Servicer shall determine the excess, if any (the "INTEREST SHORTFALL"), of (i) the Series 2000-2 Monthly Interest for the Accrual Period ending on such Distribution Date OVER (ii) the amount which will be available to be distributed to the Purchasers on such Distribution Date in respect thereof pursuant to this Supplement. If the Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("ADDITIONAL INTEREST") equal to the product of (A) the number of days until such Interest Shortfall shall be repaid DIVIDED BY 365 (or 366, as the case may be), (B) the Base Rate PLUS 2.0% and (C) such Interest Shortfall (or the portion thereof which has not been paid to the Committed Purchaser) shall be payable as provided herein with respect to the VFC Certificates on each Distribution Date following such Distribution Date to but excluding the Distribution Date on which such Interest Shortfall is paid to the VFC Certificateholders.

                    (d) Any reduction in the Series 2000-2 Invested Amount on any Business Day shall be allocated in the following order of priority:

                    FIRST, to reduce the Unallocated Balance, as appropriate;
and

                    SECOND, to reduce the portion of the Series 2000-2 Invested Amount allocated to Eurodollar Tranches in such order as the Company may select in order to minimize costs payable pursuant to Section 7.4.

                    SECTION 3A.5. DETERMINATION OF SERIES 2000-2 MONTHLY PRINCIPAL. (a) PAYMENTS OF SERIES 2000-2 PRINCIPAL. The amount (the "SERIES 2000-2 MONTHLY PRINCIPAL PAYMENT") distributable from the Series 2000-2 Principal Collection Sub-subaccount on each Distribution Date during the Series 2000-2 Amortization Period, as determined by the Servicer, shall be equal to the amount on deposit in such account on the immediately preceding Settlement Report Date; PROVIDED, HOWEVER, that the Series 2000-2 Monthly Principal Payment on any Distribution Date shall not exceed the Series 2000-2 Invested Amount on such Distribution Date after giving effect to the reductions and increases pursuant to paragraphs (b) and (c) below. Further, on any other Business Day during the Series 2000-2 Amortization Period, funds may be distributed from the Series 2000-2 Principal Collection Sub-subaccount to the Committed Purchaser in accordance with Section 2.7 of this Supplement.

                    (b) REDUCTIONS TO SERIES 2000-2 PRINCIPAL. If, on any Special Allocation Settlement Report Date, the Series 2000-2 Allocable Charged-Off Amount is greater than zero for the related Settlement Period, the Trustee shall (in accordance with written directions from the Servicer, upon which the Trustee may conclusively rely) make the following allocations of such amounts in the following order of priority:

                        (i) the Series 2000-2 Required Reserves shall be reduced (but not below zero) by an amount equal to the Series 2000-2 Allocable Charged-Off Amount (which shall also be reduced by the amount so applied);

                        (ii) then, to the extent that the Series 2000-2 Allocable Charged-Off Amount is greater than zero following the application in clause (i) above, the Series 2000-2 Invested Amount shall be reduced (but not below zero) by such remaining Series 2000-2 Allocable Charged-Off Amount (which shall also be reduced by the amount so applied).

                    (c) INCREASES TO SERIES 2000-2 PRINCIPAL. If, on any Special Allocation Settlement Report Date, the Series 2000-2 Allocable Recoveries Amount is greater than zero for the related Settlement Period, the Trustee shall (in accordance with written directions from the Servicer upon which the Trustee may conclusively rely) make the following allocations (after giving effect to the applications in paragraph (b) of such amount in the following order of priority):

                        (i) the Series 2000-2 Invested Amount shall be increased (but only to the extent of any previous reductions of the Series 2000-2 Invested Amount pursuant to subsection 3A.5(b)(ii)) by the amount of the Series 2000-2 Allocable Recoveries Amount (which shall also be reduced by the amount so applied);

                        (ii) then, to the extent that the Series 2000-2 Allocable Recoveries Amount is greater than zero following the applications in clause (i) above, the Series 2000-2 Required Reserves shall be increased (but only to the extent of any previous

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          reductions of the Series 2000-2 Required Reserves pursuant to subsection 3A.5(b)(i)) by such remaining Series 2000-2 Allocable Recoveries Amount (which shall also be reduced by the amount so applied).

                    SECTION 3A.6. APPLICATIONS. (a) The Trustee (acting at the written direction of the Servicer upon which the Trustee may conclusively rely) shall on each Distribution Date distribute to the Administrator, for further distribution to the Committed Purchaser, from amounts on deposit in the Series 2000-2 Accrued Interest Sub-subaccount, an amount equal to the Series 2000-2 Monthly Interest payable on such Distribution Date (such amount, the "MONTHLY INTEREST PAYMENT"), PLUS the amount of any Monthly Interest Payment previously due but not distributed to the Administrator, for further distribution to the Committed Purchaser on a prior Distribution Date, PLUS the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to the Administrator, for further distribution to the Committed Purchaser on a prior Distribution Date.

                    (b) On each Distribution Date, the Trustee shall apply funds on deposit in the Series 2000-2 Non-Principal Collection Sub-subaccount in the following order of priority to the extent funds are available:

                        (i) an amount equal to the Commitment Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 2000-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Administrator, for the account of the Committed Purchaser;

                        (ii) an aggregate amount equal to the Utilization Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 2000-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Administrator, for the account of the Committed Purchaser;

                        (iii) an amount equal to any amounts owing to the Trustee pursuant to Section 8.5 of the Agreement, shall be withdrawn from the Series 2000-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to itself;

                        (iv) an amount equal to the Series 2000-2 Periodic Servicing Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 2000-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Servicer or, if USSC or any Affiliate thereof is not the Servicer, an amount equal to the Series 2000-2 Periodic Servicing Fee shall be paid to the Person acting as Successor Servicer (less, in each case, any amounts payable to the Trustee pursuant to Section 8.5 of the Agreement, which shall be paid to the Trustee); and

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                        (v)   an amount equal to any unpaid Program Costs due
          and payable shall be withdrawn from the Series 2000-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Persons owed such amounts.

Any remaining amounts on deposit in the Series 2000-2 Non-Principal Collection Sub-subaccount (in excess of the Accrued Expense Amount as of such day) not allocated pursuant to clauses (i) through (v) above shall be paid to the owner of the Series 2000-2 Subordinated Interest; PROVIDED, HOWEVER, that during the Series 2000-2 Amortization Period, such remaining amounts shall be deposited in the Series 2000-2 Principal Collection Sub-subaccount for distribution in accordance with subsection 3A.6(c).

                    (c) During the Series 2000-2 Amortization Period, the Trustee shall apply, on each Distribution Date, amounts on deposit in the Series 2000-2 Principal Collection Sub-subaccount in the following order of priority:

                        (i) an amount equal to the Series 2000-2 Monthly Principal Payment for such Distribution Date shall be distributed from the Series 2000-2 Principal Collection Sub-subaccount to the Administrator, for the account of the Committed Purchaser;

                        (ii) if, following the repayment in full of the Series 2000-2 Invested Amount, any amounts are owed to the Trustee, the Committed Purchaser or any other Person hereunder, such amounts shall be transferred from the Series 2000-2 Principal Collection Sub-subaccount and paid to the Trustee, the Committed Purchaser or such other Person; and

                        (iii) following the repayment in full of the Series 2000-2 Invested Amount and of all of the amounts set forth in clause
          (ii), the remaining amount on deposit in the Series 2000-2 Principal Collection Sub-subaccount on such Distribution Date, if any, shall be distributed to the owner of the Series 2000-2 Subordinated Interest.

                                   ARTICLE IV

                            DISTRIBUTIONS AND REPORTS

                    Article IV of the Agreement (except for any portion thereof relating to another Series) shall read in its entirety herein as follows and the following shall be exclusively applicable to the VFC Certificates:

                    SECTION 4A.1. DISTRIBUTIONS. (a) On each Distribution Date, the Trustee shall distribute to the Administrator and the Administrator shall further distribute to the

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Committed Purchaser the amount to be distributed to the Committed Purchaser pursuant to Article III.

                    (b) All allocations and distributions hereunder shall be in accordance with the Monthly Settlement Statement, upon which the Trustee may conclusively rely, and shall be made in accordance with the provisions of
Section 11.4 hereof and subject to Section 3.1 (h) of the Agreement.

                    SECTION 4A.2. Reserved.

                    SECTION 4A.3. STATEMENTS AND NOTICES. (a) MONTHLY SETTLEMENT STATEMENTS. On each Settlement Report Date, the Servicer shall deliver to the Trustee and the Administrator (commencing with the Settlement Report Date occurring on April 17, 2000) a Monthly Settlement Statement in the form of Exhibit F setting forth, among other things, the Loss Reserve Ratio, the Dilution Reserve Ratio, the Minimum Ratio, the Carrying Cost Reserve Ratio, the Servicing Reserve Ratio and the components of the calculation thereof, the Series 2000-2 Monthly Interest, the Additional Interest, the Series 2000-2 Periodic Servicing Fee, the Commitment Fee and the Series 2000-2 Monthly Principal Payment, each as recalculated for the period until the next succeeding Settlement Report Date. The Trustee shall have no obligation whatsoever to verify the accuracy of any information contained within the Monthly Settlement Statement, including any calculations contained therein. A copy of any such items may be obtained by any holder of a Certificate upon a written request delivered to the Trustee at the Corporate Trust Office. Where the Servicer is required to provide written instructions to the Trustee in respect of the distributions and allocations to be made on a Distribution Date, the delivery by the Servicer to the Trustee of the Monthly Settlement Statement with all such instructions contained therein on the Settlement Report Date shall satisfy the Servicers obligation to provide written instructions.

                    (b) ANNUAL CERTIFICATEHOLDERS' TAX STATEMENT. On or before January 31 of each calendar year (or such earlier date as required by applicable law), beginning with calendar year 2001, the Company on behalf of the Trustee shall furnish, or cause to be furnished, to the Committed Purchaser, a statement prepared by the Company containing the aggregate amount distributed to the Committed Purchaser for such calendar year or the applicable portion thereof, together with such other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as the Company deems necessary or desirable to enable the Purchasers to prepare their tax returns. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall have been prepared by the Servicer and provided to the Trustee or the Administrator and to the Committed Purchaser, in each case pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                    (c) EARLY AMORTIZATION EVENT/DISTRIBUTION OF PRINCIPAL NOTICES. Upon the occurrence of an Early Amortization Event with respect to Series 2000-2, the Company or the

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Servicer, as the case may be, shall give prompt written notice thereof to the
Trustee and the Administrator. As promptly as reasonably practicable after its receipt of notice of the occurrence of an Early Amortization Event with respect to Series 2000-2, the Trustee shall give notice to the Administrator.

                                    ARTICLE V

                      ADDITIONAL EARLY AMORTIZATION EVENTS

                    SECTION 5.1. ADDITIONAL EARLY AMORTIZATION EVENTS. If any one of the events specified in Section 7.1 of the Agreement (after the expiration of any grace periods or consents applicable thereto) or any one of the following events (each, an "EARLY AMORTIZATION EVENT") shall occur during the Series 2000-2 Revolving Period with respect to the Series 2000-2 Interests:

                    (a) (i) failure on the part of the Servicer to direct any payment or deposit to be made or failure of any payment or deposit to be made in respect of interest owing on any VFC Certificates or the Commitment Fee within two Business Days of the date such interest or Commitment Fee is due or (ii) failure on the part of the Servicer to direct any payment or deposit to be made or of the Company to make any payment or deposit in respect of any other amounts owing by the Company under any Pooling and Servicing Agreement within five Business Days of the date such other amount is due or such deposit is required to be made;

                    (b) failure on the part of the Company to duly observe or perform in any material respect any of the covenants or agreements of the Company set forth in Section 2.7 and 2.8 of the Agreement or (ii) failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in any Pooling and Servicing Agreement, which failure continues unremedied until 30 days after the earlier of the date on which a Responsible Officer of the Company or the Servicer has knowledge thereof and the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Administrator;

                    (c) any representation or warranty made or deemed made by the Company in any Pooling and Servicing Agreement to or for the benefit of the Committed Purchaser (i) proves to have been incorrect in any material respect when made or when deemed made and (ii) continues to be materially incorrect until 30 days after the earlier of the date on which a Responsible Officer of the Company or the Servicer has knowledge thereof and the date on which notice of such failure, requiring the same to be remedied, has been given by the Trustee to the Company or by the Administrator to the Company and the Trustee; PROVIDED, HOWEVER, that an Early Amortization Event with respect to the Series 2000-2 Interests shall not be deemed to have occurred under this paragraph if the incorrectness of such representation or warranty gives rise to an obligation to repurchase the related Receivables and the Company has repurchased the related Receivable or all such Receivables, if applicable, in accordance with the provisions of the Pooling and Servicing Agreements within ten Business Days of the day on which the Company was obligated to do so;

                    (d) a Servicer Default with respect to the Servicer shall have occurred and be continuing or the Servicer shall have resigned;

                    (e) a Purchase Termination Event (as defined in either Receivables Sale Agreement) shall have occurred and be continuing either Receivables Sale Agreement;

                    (f) a USI Change in Control shall have occurred, or any Seller, the Servicer, the Support Provider or the Company shall cease to be a directly or indirectly wholly-owned, Subsidiary of United Stationers Inc.;

                    (g) any of the Agreement, the Servicing Agreement, this Supplement or the Receivables Sale Agreements shall cease, for any reason, to be in full force and effect, or the Company, the Seller or the Servicer or any Affiliate of any thereof shall so assert in writing;

                    (h) the Trust shall for any reason cease to have a valid and perfected first priority undivided ownership or security interest in the Trust Assets, as a whole (subject to no other Liens other than Permitted Liens), or any of USSC, USFS, the Company or any Affiliate of either thereof shall so assert in writing;

                    (i) there shall have been filed against USSC, USFS, the Company or the Trust (i) a notice of federal tax Lien from the Internal Revenue Service, (ii) a notice of Lien from the PBGC under Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which either of such sections applies or (iii) a notice of any other Lien the existence of which could reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of such Person, and, in each case, 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;

                    (j) an Event of Default under the Credit Agreement shall have occurred and the lender parties thereto shall have caused the indebtedness thereunder to come due prior to its stated maturity;

                    (k) any action, suit, investigation or proceeding at law or in equity (including, without limitation, injunctions, writs or restraining orders) shall be brought or commenced or filed by or before any arbitrator, court or Governmental Authority against the Company or the Servicer or any properties, revenues or rights of either thereof which could reasonably be expected to have a Material Adverse Effect with respect to such Person;

                    (1) (i) one or more judgments for the payment of money (to the extent not bonded or covered by insurance to the reasonable satisfaction of the Administrator) shall be rendered against the Company (A) in an aggregate amount greater than $50,000 or (B) that, individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) one or more judgments for the payment of money (to the extent not bonded or covered by insurance to the reasonable satisfaction of the Administrator) shall be rendered against the Servicer, the Support Provider, any Seller or any combination thereof (A) in an aggregate amount greater than $7,500,000 or (B) that, individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect and, in either case, the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company, the Servicer, the Support Provider or any Seller to enforce any such judgment;

                    (m) as at the end of any Settlement Period, the average Loss-to-Liquidation Ratio for the two preceding Settlement Periods (including such Settlement Period then ended) shall exceed 1.0%;

                    (n) as at the end of any Settlement Period, the average Default Ratio for the two preceding Settlement Periods (including such Settlement Period then ended) shall exceed 2.75%;

                    (o) as at the end of any Settlement Period, the average Dilution Ratio for the two preceding Settlement Periods (including such Settlement Period then ended) shall exceed 4.25%;

                    (p) for any Settlement Period, Days Sales Outstanding shall be more than 40 days; or

                    (q) the Series 2000-2 Allocated Receivables Amount shall be less than the Series 2000-2 Target Receivables Amount for a period of two consecutive Business Days.

then, in the case of (x) any event described in Section 7.1 of the Agreement, after the applicable grace period (if any) set forth in such Section, and paragraphs (h) and (i) above automatically without any notice or action on the part of the Trustee or Administrator, an early amortization period shall immediately commence or (y) any other event described above, after the expiration of the applicable grace period (if any) set forth in such subsections, the Administrator may, by written notice then given to the Company and the Servicer, declare that an early amortization period has commenced as of the date of such notice with respect to Series 2000-2 (any such period under clause (x) or (y) above, an "EARLY AMORTIZATION PERIOD").

                    Notwithstanding the foregoing, a delay or failure in performance referred to in clause (a) above for a period of five Business Days after the expiration of the applicable grace period, or in clause (b) above for a period of 30 Business Days after the expiration of the applicable grace period, will not constitute an Early Amortization Event if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Company and such delay or failure was caused by a Force Majeure Delay. The Company will nevertheless be required to use its best efforts to perform its obligations in a timely manner in accordance with the terms of the Transaction Documents, and the Company shall promptly give the Trustee an Officer's Certificate notifying it of any such delay or failure.

                                   ARTICLE VI

                                  SERVICING FEE

                    SECTION 6.1. SERVICING COMPENSATION. A periodic servicing fee (the "SERIES 2000-2 PERIODIC SERVICING FEE") shall be payable to the Servicer on each Distribution Date for the preceding Settlement Period in an amount equal to the product of (a) the Servicing Fee and (b) a fraction the numerator of which is the daily average Purchase Limit for such Settlement Period and the denominator of which is the sum of (i) the Aggregate Invested Amounts (other than the Series 2000-2 Invested Amount and the Invested Amount in respect of any variable funding certificate of any other Outstanding Series) on the first day of such Settlement Period and (ii) the Purchase Limit on the first day of such Settlement Period plus the aggregate Commitment amount for any variable funding certificate of any other Outstanding Series; PROVIDED, HOWEVER, that if an Early Amortization Event has occurred and is continuing and USFS or any Affiliate thereof is Servicer, payment of the Series 2000-2 Periodic Servicing Fee shall be deferred until the Series 2000-2 Invested Amount has been paid in full.

                                   ARTICLE VII

                             CHANGE IN CIRCUMSTANCES

                    SECTION 7.1. ILLEGALITY. Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Affected Party to make or maintain its portion of the VFC Certificateholder's Interest (or funding thereof through a Program Support Agreement) in any Eurodollar Tranche and such Affected Party shall notify in writing the Administrator, the Trustee and the Company, then the portion of each Eurodollar Tranche applicable to such Affected Party shall thereafter be calculated by reference to the Base Rate. If any such change in the method of calculating interest occurs on a day which is not the last day of the Rate Period with respect to any Eurodollar Tranche, the Company shall pay to the Administrator for the account of such Affected Party the amounts, if any, as may be required pursuant to Section 7.4.

                    SECTION 7.2. INCREASED COSTS. If any Change in Law (except with respect to Taxes which shall be governed by Section 7.3) shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party (except any such reserve requirement reflected in the Euro-Rate); or

               (ii) impose on any Affected Party or the London interbank market any other condition affecting the Transaction Documents or the funding of Eurodollar Tranches by such Affected Party;

and the result of any of the foregoing shall be to increase the cost to such Affected Party of making, converting into, continuing or maintaining Eurodollar Tranches (or maintaining its obligation to do so) or to reduce any amount received or receivable by such Affected Party hereunder or under any Program Support Agreement (whether principal, interest or otherwise), then the Company will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional costs incurred or reduction suffered.

                    (b) If any Affected Party determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Affected Party's capital or the capital of any corporation controlling such Affected Party as a consequence of its obligations hereunder or under any Program Support Agreement to a level below that which such Affected Party or such corporation could have achieved but for such Change in Law (taking into consideration such Affected Party's or such corporation's policies with respect to capital adequacy), then from time to time, the Company shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for any such reduction suffered.

                    (c) A certificate of an Affected Party setting forth in reasonable detail the amount or amounts necessary to compensate such Affected Party as specified in subsections (a) and (b) of this Section 7.2 shall be delivered to the Company (with a copy to the Administrator) and shall be conclusive absent manifest error provided that such Certificate is delivered in good faith and in a manner generally consistent with such Affected Party's standard practice. The agreements in this Section shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder for a period of nine months.

                    (d) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 7.2 shall not constitute a waiver of such Affected Party's right to demand such compensation; PROVIDED that the Company shall not be required to compensate an Affected Party pursuant to this
Section 7.2 for any increased costs or reductions incurred more than 270 days prior to the date that such Affected Party notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Affected Party's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                    SECTION 7.3. TAXES. Any and all payments by or on account of any obligation of the Company hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.3) the Administrator or the Committed Purchaser receives an amount equal to the sum that it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                    (a) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                    (b) Subject to paragraph (e) of this Section 7.3, the Company shall indemnify the Administrator and the Committed Purchaser within the later of 10 days after written demand therefor and the Distribution Date next following such demand for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrator or the Committed Purchaser on or with respect to any payment by or on account of any obligation of the Company hereunder or under any other Transaction Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7.3) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by the Administrator or the Committed Purchaser shall be conclusive absent manifest error. Any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to proceeds in excess of the proceeds to make such payment, and shall not constitute a claim against the Company to the extent that insufficient proceeds exist to make such payment. The agreements in this subsection shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder for a period of nine months.

                    (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrator the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrator.

                    (d) The Administrator and the Committed Purchaser shall (but with respect to any Indemnified Tax or Other Tax arising from a Change in Law, only to the extent the

Administrator or such Purchaser is legally able to do so) deliver to the Company (with a copy to the Administrator) such properly completed and executed documentation prescribed by applicable law and reasonably requested by the Company on the later of (i) 30 Business Days after such request is made and the applicable forms are provided to the Committed Purchaser or (ii) 30 Business Days before prescribed by applicable law as will permit such payments to be made without withholding or with an exemption from or reduction of Indemnified Taxes or Other Taxes. Failure to timely provide such documentation to the Company shall relieve the Company of any indemnification responsibility under this
Section 7.3.

                    (e) If the Administrator or the Committed Purchaser receives a refund solely in respect of Taxes or Other Taxes, it shall pay over such refund to the Company to the extent that such Administrator or Purchaser has already received indemnity payments or additional amounts pursuant to this
Section 7.3 with respect to such Taxes or Other Taxes giving rise to the refund, net of all out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that the Company shall, upon request of the Administrator or the Committed Purchaser, repay such refund (plus interest or other charges imposed by the relevant Governmental Authority) to the Administrator or the Committed Purchaser if the Administrator or the Committed Purchaser is required to repay such refund to such Governmental Authority. Nothing contained herein shall require the Administrator or the Committed Purchaser to make its tax returns (or any other information relating to its taxes which it deems confidential) available to the Company or any other Person.

                    SECTION 7.4. BREAK FUNDING PAYMENTS. The Company agrees to indemnify the Committed Purchaser and to hold the Committed Purchaser harmless from any loss or expense which the Committed Purchaser may sustain or incur as a consequence of (a) default by the Company in making a borrowing of a Eurodollar Tranche after the Company has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, or (b) default by the Company in making any prepayment in connection with a Decrease after the Company has given irrevocable notice thereof in accordance with the provisions of Section
2.7 or (c) the making of a prepayment of a Eurodollar Tranche or CP Tranche prior to the termination of the Rate Period for such Eurodollar Tranche or CP Tranche, as applicable. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of the Rate Period (or in the case of a failure to borrow the Rate Period that would have commenced on the date of such prepayment or of such failure) in each case at the Euro-Rate or CP Rate, as applicable, for such Eurodollar Tranche or CP Tranche, as applicable, provided for herein over (ii) the amount of interest (as reasonably determined by the Committed Purchaser) which would have accrued to the Committed Purchaser on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market; PROVIDED that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to proceeds in excess of the proceeds to make such payment, and shall not constitute a claim against the Company to the extent that insufficient proceeds exist to make such payment. This covenant shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder for a period of nine months. A certificate as to any additional amounts payable pursuant to the foregoing sentence, showing in reasonable detail the calculation thereof, submitted by the Committed Purchaser to the Company shall be conclusive absent manifest error.

                    SECTION 7.5. MITIGATION OBLIGATIONS. (a) If any Liquidity Purchaser requests compensation under Section 7.2, or if the Company is required to pay any additional amount to any such Liquidity Purchaser or any Governmental Authority for the account of any Alternate Investor pursuant ho Section 7.3, then such Liquidity Purchaser shall use reasonable efforts to designate a different lending office for funding or booking its obligations under this Supplement and the Agreement or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Liquidity Purchaser, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 7.2 or 7.3, as the case may be, in the future and (ii) would not subject such liquidity Purchaser to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Liquidity Purchaser. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Liquidity Purchaser in connection with any such designation or assignment.

                    (b) If any Liquidity Purchaser requests compensation under
Section 7.2, or if the Company is required to pay any additional amount to such Liquidity Purchaser or any Governmental Authority for the account of such Liquidity Purchaser pursuant to Section 7.3, or if such Liquidity Purchaser defaults in its obligations under the Liquidity Agreement, Then the Company may, at its sole expense and effort, upon notice to such Liquidity Purchaser and the Administrator require such Liquidity Purchaser to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.11), all its interests, rights and obligations under the Liquidity Agreement to an assignee that shall assume such obligations (which assignee may be another Liquidity Purchaser, if a Liquidity Purchaser accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrator, (ii) such Liquidity Purchaser shall have received payment of all amounts payable to it hereunder and under the Liquidity Agreement, from the assignee or the Company (in the case of all amounts payable hereunder) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 7.2 or payments required to be made pursuant to
Section 7.3, such assignment will result in a reduction in such compensation or payments. A Liquidity Purchaser shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Liquidity Purchaser or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                  ARTICLE VIII

                    REPRESENTATIONS AND WARRANTIES, COVENANTS

                    SECTION 8.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SERVICER. The Company and the Servicer each hereby represents and warrants to the Trustee, the Administrator and each of the Purchasers that each and every of their respective representations and warranties contained in the Agreement is true and correct in all material respects as of the Issuance Date and as of the date of each Increase (except to the extent that any such representation or warranty is expressly made as of another date).

                    SECTION 8.2. COVENANTS OF THE COMPANY AND THE SERVICER. The Company and the Servicer hereby agree, in addition to their obligations under the Agreement and the Servicing Agreement, that:

                    (a) they shall observe in all material respects each and every of their respective covenants (both affirmative and negative) contained in the Agreement, the Servicing Agreement, this Supplement and all other Transaction Documents to which each is a party;

                    (b) they shall afford the Trustee, Administrator or any representatives of the Trustee or the Administrator access to all records relating to the Receivables at any reasonable time during regular business hours, upon reasonable prior notice (and without prior notice if an Early Amortization Event has occurred), for purposes of inspection and shall permit the Trustee, Administrator or any representative of the Trustee or the Administrator to visit any of the Company's or the Servicer's, as the case may be, offices or properties during regular business hours and as often as may reasonably be desired to discuss the business, operations, properties, financial and other conditions of the Company or the Servicer with their respective officers and employees and with their independent certified public accountants; PROVIDED that the Administrator shall provide the Company or the Servicer, as the case may be, with reasonable notice prior to any such contact and shall give the Company or the Servicer the reasonable opportunity to participate in such discussions; and

                    (c) neither the Company nor the Servicer shall take any action, nor permit the Seller to take any action, requiring the satisfaction of the Rating Agency Condition pursuant to any Transaction Document without the prior written consent of the Majority Purchasers.

                    SECTION 8.3. COVENANTS OF THE SERVICER. The Servicer hereby agrees that:

                    (a) it shall observe each and all of its respective covenants (both affirmative and negative) contained in the Pooling and Servicing Agreements in all material respects;

                    (b) it shall provide to the Administrator, simultaneously with delivery to the Trustee, all reports, notices, certificates, statements and other documents required to be delivered to the Trustee pursuant to the Agreement, the Servicing Agreement and the other Transaction Documents and furnish to the Administrator promptly after receipt thereof a copy of each material notice, material demand or other material communication (excluding routine communications) received by or on behalf of the Company or the Servicer with respect to the Transaction Documents;

                    (c) it shall provide notice to the Administrator of the appointment of a Successor Servicer pursuant to Section 6.2 of the Servicing Agreement; and

                    (d) it shall operate in good faith to allow the Trustee to use the Servicer's available facilities, equipment, leasehold agreements, data systems, records, files and expertise upon the Servicer's termination or default.

                    SECTION 8.4. OBLIGATIONS UNAFFECTED. The obligations of the Company and the Servicer to the Administrator and the Committed Purchaser under this Supplement shall not be affected by reason of any invalidity, illegality or irregularity of any of the Receivables or any sale of any of the Receivables.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

                    SECTION 9.1. CONDITIONS PRECEDENT TO EFFECTIVENESS OF SUPPLEMENT. This Supplement shall become effective on the date (the "EFFECTIVE DATE") on which the following conditions precedent have been satisfied:

                    (a) DOCUMENTS. The Administrator shall have received, with a copy for the Committed Purchaser, true and complete copies of (i) this Supplement, executed by a duly authorized officer of each of the Company, the Servicer, the Trustee, the Administrator and the Committed Purchaser and (ii) the other Transaction Documents, each duly executed by the parties thereto.

                    (b) ORGANIZATIONAL DOCUMENTS, ORGANIZATIONAL PROCEEDINGS OF THE COMPANY AND SERVICER. The Administrator shall have received from the Company, the Seller, the Support Provider and the Servicer, with a copy for the Committed Purchaser, true and complete copies of:

                        (i) the articles of association, articles of incorporation or other formation documents, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State or other appropriate authority of the state of formation or incorporation, as the case may be, and a certificate of compliance, of status or of good standing, as and to the extent applicable, of each such Person as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction;

                        (ii) a certificate of the Secretary or an Assistant Secretary of each such Person, dated the Effective Date and certifying
          (A) that attached thereto is a true and complete copy of the bylaws and articles of incorporation or articles of association of each such Person, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Administrator, of the Board of Directors of each such Person or committees thereof authorizing the execution, delivery and performance of the Series 2000-2 Transaction Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the articles of association, article of incorporation or other formation documents of each such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Series 2000-2 Transaction Documents or any other document delivered in connection herewith or therewith on behalf of each such Person; and

                        (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

                    (c) GOOD STANDING CERTIFICATES. The Administrator shall have received, with a copy for the Committed Purchaser, copies of certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to the Company, the Servicer, the Support Provider and the Seller, in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or limited liability company, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company, the Servicer, the Support Provider or the Seller, as the case may be.

                    (d) CONSENTS, LICENSES, APPROVALS, ETC. The Administrator shall have received, with a copy for the Committed Purchaser, certificates dated the date hereof of a Responsible Officer of the Company, the Servicer and the Seller either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by the Company or the Servicer, as the case may be, of this Supplement and the validity and enforceability of this Supplement against the Company and the Servicer, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

                    (e) NO LITIGATION. The Administrator shall have received confirmation that there is no pending or, to their knowledge after due inquiry, threatened action or proceeding affecting USSC, USFS or any of their respective Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect with respect to USSC and its Subsidiaries taken as a whole.

                    (f) LIEN SEARCHES. The Administrator shall have received, with a copy for the Committed Purchaser, a written search report listing all effective financing statements that name the Seller, USFS or the Company as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to paragraph (h) below and in any other jurisdictions that the Administrator determines are reasonably necessary or appropriate, together with copies of such financing statements (none of which, except for those described in paragraph (h) below shall cover any Receivables), and tax and judgment lien searches showing no such liens that are not permitted by the Transaction Documents.

                    (g) UCC CERTIFICATE. The Administrator shall have received, with a copy for the Committed Purchaser, from the Seller, USFS and the Company a UCC Certificate, completed in a manner satisfactory to the Administrator, duly executed by a Responsible Officer of the Seller or the Company, as the case maybe, and dated on or prior to the Issuance Date.

                    (h) FILINGS, REGISTRATIONS AND RECORDINGS. Any documents (including, without limitation, financing statements) required to be filed in order (i) to perfect the sale of the Receivables by the Seller to USFS and by USFS to the Company pursuant to the Receivables Sale Agreements and (ii) to create, in favor of the Trustee, a perfected ownership/security interest in the Trust Assets under the Agreement with respect to which an ownership/security interest may be perfected by a filing under the UCC or other comparable statute, shall, in each case, have been properly prepared, executed and filed in each office in each jurisdiction listed in the Agreement or the Receivables Sale Agreement, as the case may be, and such filings are the only filings required in order to perfect the sale of the Receivables by a Seller to USFS and by USFS to the Company under the Receivables Sale Agreements or to the Trust, under the Agreement, as the case may be, in the jurisdictions listed therein. The Administrator shall have received evidence reasonably satisfactory to it of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

                    (i) LEGAL OPINIONS. The Administrator shall have received, with a copy for the Committed Purchaser, opinions of counsel to the Company and the Servicer, dated the Issuance Date (or, dated as of an earlier date, with a reliance letter dated as of the Issuance Date as agreed by the Administrator and the Servicer), as to corporate, federal tax (tax status of the VFC Certificates as debt), bankruptcy ("true sale" and "non-substantive consolidation"), perfection and priority of security and/or ownership interests and other matters in form and substance reasonably acceptable to the Administrator and their counsel.

                    (j) FEES. The Administrator shall have received payment of all fees and other amounts due and payable to it or the Committed Purchaser on or before the Effective Date.

                    (k) MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred with respect to the business, operations, property or condition (financial or otherwise) of USSC and its Subsidiaries taken as a whole since December 31, 1999.

                                    ARTICLE X

                                   [Reserved]

                                   ARTICLE XI

                                  MISCELLANEOUS

                    SECTION 11.1. RATIFICATION OF AGREEMENT. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

                    SECTION 11.2. GOVERNING LAW. (a) THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                    EACH OF THE COMPANY, THE TRUSTEE AND THE SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE COMPANY, THE SERVICER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 11.2 SHALL AFFECT THE RIGHT OF THE PURCHASERS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE COMPANY, THE TRUSTEE OR THE

SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER
JURISDICTIONS.

                    (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE OTHER TRANSACTION DOCUMENTS.

                    SECTION 11.3. FURTHER ASSURANCES. Each of the Company, the Servicer and the Trustee agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Administrator more fully to effect the purposes of this Supplement and the sale of the VFC Certificates hereunder, including, without limitation, in the case of the Company and the Servicer, the execution of any financing or registration statements or similar documents or notices or continuation statements relating to the Receivables and the other Trust Assets for filing or registration under the provisions of the UCC or similar legislation of any applicable jurisdiction.

                    SECTION 11.4. PAYMENTS. To the extent proper payment instructions are provided, each payment to be made hereunder shall be made on the required payment date in lawful money of the United States and in immediately available funds, if to the Committed Purchaser, at the office of the Administrator set forth in Section 11.9.

                    SECTION 11.5. COSTS AND EXPENSES. The Company agrees to pay all reasonable out-of-pocket costs and expenses of the Administrator (including, without limitation, reasonable fees and disbursements of one counsel to the Administrator) in connection with (i) the preparation, execution and delivery of this Supplement, the Agreement and the other Transaction Documents and amendments or waivers of any such documents and (ii) the enforcement by the Administrator of the obligations and liabilities of the Company and the Servicer under the Agreement, this Supplement, the other Transaction Documents or any related document; PROVIDED that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to proceeds in excess of the proceeds to make such payment, and shall not constitute a claim against the Company to the extent that insufficient proceeds exist to make such payment.

                    SECTION 11.6. NO WAIVER, CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Trustee, the Administrator or the Committed Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                    SECTION 11.7. AMENDMENTS. (a) Subject to subsection (c) of this Section 11.7, this Supplement may be amended in writing from time to time by the Servicer, the Company and the Trustee, with the consent of the Administrator but without the consent of any holder of any outstanding VFC Certificate, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions to or change in any manner or eliminate any of the provisions with respect to matters or questions raised under this Supplement which shall not be inconsistent with the provisions of any Pooling and Servicing Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Officer's Certificate or, to the extent in the reasonable view of the Company, a question of law exists, an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of the VFC Certificateholder, including without limitation the tax status of the VFC Certificates or of the Trust. The Trustee may, but shall not be obligated to, enter into any such amendment pursuant to this paragraph or paragraph (b) below which affects the Trustee's rights, duties or immunities under any Pooling and Servicing Agreement or otherwise.

                    (b) Subject to subsection (c) of this Section 11.7, this Supplement may also be amended in writing from time to time by the Servicer, the Company and the Trustee with the consent of the Administrator for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplement or of modifying in any manner the rights of the VFC Certificateholder (including, without limitation, the acceleration of the payment of sums payable to or for the account of the Committed Purchaser under any provision of this Supplement); PROVIDED, HOWEVER, that no such amendment shall, unless signed or consented to in writing by the Committed Purchaser, (i) extend the time for payment, or reduce the amount, of any sum payable to or for the account of the Committed Purchaser under any provision of this Supplement or extend the Series 2000-2 Termination Date, (ii) subject the Committed Purchaser to any additional obligation (including, without limitation, any change in the determination of any amount payable by any Purchaser), (iii) increase the Purchase Limit or change the amount of any interest or fees or the voting requirements required for any action under this subsection or any other provision of this Supplement or (iv) change the tax characteristics of the VFC Certificates or of the Trust.

                    (c) Any amendment hereof can be effected without the Administrator's being party thereto; PROVIDED, HOWEVER, that no such amendment, modification or waiver of this Supplement that affects rights or duties of the Administrator shall be effective unless the Administrator shall have given its prior written consent thereto.

                    (d) No amendment hereof shall be effective until the Rating Agency Condition is satisfied with respect thereto.

                    SECTION 11.8. SEVERABILITY. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

                    SECTION 11.9. NOTICES. All notices, requests and demands to or upon any party hereto to be effective shall be given (i) in the case of the Company, the Servicer and the Trustee, in the manner set forth in Section 10.4 of the Agreement and (ii) in the case of the Administrator and the Committed Purchaser in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows in the case of the Administrator, and the Committed Purchaser; or to such other address as may be hereafter notified by the respective parties hereto:

         If to the Administrator:

                          PNC Bank, National Association,
                          as Administrator
                          One PNC Plaza
                          259 Fifth Avenue
                          Pittsburgh, Pennsylvania 15222-2707
                          Attention:    John Smathers
                          Telephone:    412/762-6440
                          Facsimile:    412/762-9184

         If to the Committed Purchaser:

                          Market Street Funding Corporation
                          AMACAR Group, LLC
                          6525 Morrison Boulevard, Suite 318
                          Charlotte, North Carolina 28211
                          Attention:    Douglas K. Johnson
                          Telephone:    704/365-0569
                          Facsimile:    704/363-1362

                          (with a copy to the Administrator)

                    SECTION 11.10. SUCCESSORS AND ASSIGNS. This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Supplement without the prior written consent of the Administrator and the Committed Purchaser may not assign or transfer any of its rights under this Supplement except as described below. The Committed Purchaser may assign its rights under this Supplement without the prior written consent of the Company to PNC, any Affiliate of PNC (other than a director or officer of PNC), any Liquidity Purchaser or other Program Support Provider or any Person that is: (i) in the business of issuing Commercial Paper and (ii) associated with or administered by PNC or any Affiliate of PNC. The Administrator shall give prior written notice of any assignment of the Committed Purchaser's rights and obligations (including ownership of the VFC Certificate to any Person other than a Program Support Provider). The Committed Purchaser may at any time grant to one or more Liquidity Providers party to the Liquidity Agreement, or to any other Program Support Provider, participating interests in its Series 2000-1 Purchaser Invested Amount. In the event of any such grant by the Committed Purchaser of a participating interest to a Liquidity Purchaser or other Program Support Provider, the Committed Purchaser shall remain responsible for the performance of its obligations hereunder. The Company agrees that each Liquidity Purchaser or other Program Support Provider shall be entitled to the benefits of ARTICLE
VII. Only assignments to Persons other than a Program Support Provider shall be subject to SECTION 11.11.

                    SECTION 11.11. SECURITIES LAWS, ASSIGNMENTS. (a) The Committed Purchaser agrees that its VFC Certificate will be acquired for investment only and not with a view to any public distribution thereof, and that the Committed Purchaser will not offer to sell or otherwise dispose of its VFC Certificate (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable state or other securities laws. The Committed Purchaser acknowledges that it has no right to require the Company to register its VFC Certificate under the Securities Act or any other securities law. The Committed Purchaser hereby confirms and agrees that in connection with any transfer by it of an interest in the VFC Certificate, the Committed Purchaser has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                    (b) Any sale subject to the terms of this Section 11. 11(a) shall be made only upon the satisfaction of all applicable requirements under
Section 5.3 of the Agreement, in the ordinary course of its business and in accordance with applicable law, in each case pursuant to a commitment transfer supplement, substantially in the form of Exhibit G (the "COMMITMENT TRANSFER SUPPLEMENT"), executed by such purchaser, the Committed Purchaser and delivered to the Administrator for its acceptance and recording in the Register. Notwithstanding the foregoing, the Committed Purchaser shall not so sell its rights hereunder, (x) if such sale would result in there being more than 20 beneficial owners of the VFC Certificates for the purposes of the 1940 Act or is not otherwise permitted under subsection 5.3(e) of the Agreement, (y) unless the Committed Purchaser reasonably believes that such purchaser is a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act and (z) unless, prior to such sale, the purchaser of such rights shall have executed and delivered to the

Administrator and the Transfer Agent and Registrar an Assignment/Participation Certification. Upon such execution, delivery, acceptance and recording, (A) the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate, a new VFC Certificate in the name and the denomination determined pursuant to the related Commitment Transfer Supplement and set forth in such written direction and shall deliver such VFC Certificate to such purchaser (or its designated agent or nominee) in accordance with such written direction, and (B) from and after the Transfer Issuance Date determined pursuant to such Commitment Transfer Supplement, (1) the purchaser thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of the Committed Purchaser hereunder with a "Commitment" as set forth therein and (2) the Committed Purchaser shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Supplement.

                    (c) The Administrator shall maintain at its address referred to in Section 11.9 a copy of each Commitment Transfer Supplement delivered to it.

                    (d) Upon its receipt of an executed Commitment Transfer Supplement, the Administrator shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Issuance Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Servicer and the Company.

                    SECTION 11.12. [Reserved]

                    SECTION 11.13. COUNTERPARTS. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

                    SECTION 11.14. NO BANKRUPTCY PETITION. The Administrator and the Committed Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Series 2000-2 Amortization Period and (ii) the last day of the amortization period of any other Outstanding Series, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

                    (a) The Company, the Servicer, the Trustee, the Administrator and each Alternate Investor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper, it will not institute against, or join any other Person in instituting against, the Committed Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

                    SECTION 11.15. COMMITTED PURCHASER'S LIABILITIES. Notwithstanding anything to the contrary contained in this Supplement, the obligations of the Committed Purchaser under this Supplement and all other Transaction Documents are solely the corporate obligations of the Committed Purchaser. No recourse shall be had against any stockholder, employee, officer, director or incorporator of the Committed Purchaser; PROVIDED, that this Section
11.15 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

                                   ARTICLE XII

                               FINAL DISTRIBUTIONS

                    SECTION 12.1. CERTAIN DISTRIBUTIONS. Not later than 2:00 p.m., New York City time, on the Distribution Date following the date on which the proceeds from the disposition of the Receivables pursuant to subsection 7.2(b) of the Agreement are deposited into the Series 2000-2 Non-Principal Collection Sub-subaccount and the Series 2000-2 Principal Collection Sub-subaccount, the Trustee shall distribute such amounts pursuant to Article III of this Supplement.

                    (a) Notwithstanding anything to the contrary in this Supplement or the Agreement, any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 9.3 of the Agreement with respect to the VFC Certificates.

                    IN WITNESS WHEREOF, the Company, the Servicer, the Trustee, the Administrator, the Committed Purchaser and the Alternate Investors have caused this Series 2000-2 Supplement to be duly executed by their respective officers as of the day and year first above written.

                          USS RECEIVABLES COMPANY, LTD.


                           by
                              --------------------------------------------------
                              Name:
                              Title:

                          UNITED STATIONERS FINANCIAL SERVICES LLC, as Servicer,

                           by
                              --------------------------------------------------
                              Name:
                              Title:

                          THE CHASE MANHATTAN BANK, not in its individual capacity but solely as Trustee and as Securities Intermediary,

                           by
                              --------------------------------------------------
                              Name:
                              Title:

                          PNC BANK, NATIONAL ASSOCIATION, as Administrator,

                           by
                              --------------------------------------------------
                              Name:
                              Title:

                          MARKET STREET FUNDING CORPORATION, as
                          Committed Purchaser,

                           by
                              --------------------------------------------------
                              Name:
                              Title:

                                      S-2